UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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MEREDITH CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 5, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B common stock of Meredith Corporation (hereinafter called the “Company”) will be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Wednesday, November 5, 2008, at 10:00 A.M., local time, for the following purposes:

1.	To elect four Class I directors for terms expiring in 2011;
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2009;
3.	To vote on a proposed amendment to the Meredith Corporation Employee Stock Purchase Plan of 2002 to authorize an additional 500,000 shares for issuance and sale to employees;
4.	To vote on shareholder proposals, if properly presented at the meeting; and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

By resolution of the Board of Directors, only holders of record of the Company’s common stock and class B common stock at the close of business on September 11, 2008, are entitled to notice of and to vote at the meeting or at any adjournment or postponement thereof.

By Order of the Board of Directors,

JOHN S. ZIESER
Chief Development Officer
General Counsel and Secretary

Des Moines, Iowa
September 25, 2008

PROXY STATEMENT
Annual Meeting of Shareholders
November 5, 2008

ABOUT THE 2008 ANNUAL MEETING

This Proxy Statement, along with the Company’s Annual Report to Shareholders, is being sent to shareholders on or about September 25, 2008, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (“Meredith” or the “Company”). The proxies are to be used in voting at the Annual Meeting of holders of common stock and class B common stock of the Company to be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Wednesday, November 5, 2008, at 10:00 A.M., local time, and at any adjournment or postponement thereof.

VOTING PROCEDURES

Who is Entitled to Vote?

Only shareholders of record at the close of business on September 11, 2008, (the “record date”), will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the record date, there were issued and outstanding 39,015,155 shares of common stock, each entitled to one vote at the Annual Meeting of the Company. On the record date, there were issued and outstanding 9,167,935 shares of class B common stock, each entitled to ten votes at the Annual Meeting of the Company, for a total of 130,694,505 votes.

How Can I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We are pleased to be taking advantage of the new Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their shareholders over the Internet. On September 25, 2008, we mailed to shareholders of record on the record date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2008 Annual Report to Shareholders online. If you received a Notice by mail, you will not automatically receive a printed copy of our proxy materials in the mail. You may request a paper copy of our proxy materials by mail or an electronic copy by e-mail. The Notice also contains instructions for voting online.

If you are a holder of record and have requested and received a paper copy of our proxy materials, you may also vote by following the instructions on the proxy card that is included in the envelope provided with the proxy materials. As set forth on the proxy card, there are three convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting:

        1.  Vote by Mail:  You may vote by marking the proxy card, dating, and signing it, and returning it in the postage-paid envelope provided. Please mail your proxy card promptly to ensure that it is received prior to the closing of the polls at the Annual Meeting.

        2.  Vote by Internet:  You may also vote via the Internet. The website address for Internet voting is provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until noon of the day prior to the Annual Meeting. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card. If you vote via the Internet, you may incur costs such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

        3.  Vote by Telephone:  You may also vote by telephone by calling the toll-free number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until noon of the day prior to the Annual Meeting. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

If your shares are held in the name of your bank, broker, or other nominee, please contact your bank, broker, or nominee to determine whether you will be able to vote by Internet or telephone.

Please refer to the Notice or the proxy card for more information about the voting methods available to you.

How Can I Change My Vote?

Registered shareholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

        1.  Delivering timely written notice of revocation to the Secretary of the Company, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023;

        2.  Submitting another timely, later-dated proxy using the same voting method you used to vote your shares; or

        3.  Attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy, executed in your favor, from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

How Many Votes Must Be Present to Conduct Business at the Annual Meeting?

In order for business to be conducted, a quorum must be represented either in person or by proxy at the Annual Meeting. The presence, in person or by proxy, of a majority of the voting power of the outstanding shares eligible to vote at the Annual Meeting constitutes a quorum. Shares represented by a proxy marked “Withhold” or “Abstain” will be considered present at the Annual Meeting for purposes of determining a quorum.

How Many Votes Am I Entitled to Cast?

You are entitled to cast one vote for each share of common stock you own on the record date. You are entitled to cast ten votes for each share of class B common stock you own on the record date. Shareholders do not have the right to vote cumulatively in electing directors.

How Many Votes Are Required to Elect Directors?

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Only votes cast “For” a nominee will be counted. An instruction to “Withhold” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the director election since only votes “For” a nominee will be counted.

How Many Votes Are Required to Ratify the Appointment of KPMG LLP as Meredith’s Independent Registered Public Accounting Firm?

The affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on this proposal.

How Many Votes Are Required to Amend the Meredith Corporation Employee Stock Purchase Plan of 2002 (the “ESPP”)?

In order to authorize the amendment to our ESPP, an affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting is required. For this proposal, an abstention will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the proposal.

How Many Votes Are Required to Pass Any Shareholder Resolution?

In order to recommend that the Board consider the adoption of any shareholder proposal, the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required. For any shareholder proposal, an abstention will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the proposal.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

For matters requiring majority approval, abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the proposal.

Will My Shares be Voted if I Do Not Provide Instructions to My Broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). The election of directors and the ratification of the appointment of KPMG LLP are “discretionary” items. The amendment of the ESPP and the shareholder proposals are “non-discretionary” items.

If an individual has signed a proxy card but failed to indicate a vote “For,” “Against,” or “Withhold,” such proxy will be voted FOR the election as directors of the nominees therein named and, in their discretion, upon such matters not presently known or determined that may properly come before the meeting.

Who Represents My Proxy at the Annual Meeting?

If you do not vote in person at the Annual Meeting, but have voted your shares over the Internet, by telephone, or by signing and returning a proxy card, you have authorized certain members of Meredith’s Board of Directors as designated by the Board to represent you and to vote your shares as instructed.

What if I Return a Proxy Card But Do Not Provide Specific Voting Instructions for Some or All of the Items?

All shares that have been properly voted – whether by Internet, telephone, or mail – and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign a proxy card but do not give voting instructions, the votes represented by the proxy will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote “For” the election of the director nominees, “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009, “For” the amendment to our ESPP to authorize an additional 500,000 shares, and “Against” the shareholder proposals.

What if Other Matters Are Voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone, or mail, the persons named as proxies will have the discretion to vote on those matters for you. At the date of filing this Proxy Statement with the SEC, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Do I Vote if I Participate in the Company’s ESPP and/or the Savings and Investment Plan?

If you are a participant in the Company’s ESPP and/or the Meredith Savings and Investment Plan (the “401(k) Plan”), you have the right to give instructions to the respective plan administrator as to the voting of the shares of stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. In this regard, please indicate your voting choices by voting online using the instructions on the Notice of Internet Availability of Proxy Materials that has been sent to you, or by voting using the methods as described on the proxy card if you have requested hard copies of the proxy materials. If you hold shares in the 401(k) Plan and do not vote your shares, those shares will be voted by the plan administrator in the same percentage as the shares held in the 401(k) Plan for which directions are received. If you hold shares in the ESPP and do not vote your shares, those shares will not be voted by the plan administrator.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 5, 2008

This Proxy Statement and the 2008 Annual Report are available at http://www.idelivercommunications.com/proxy/mdp. These documents are also posted on our website at www.meredith.com.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution provided for 12 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Listed below are the four persons who have been nominated as Class I directors to serve three-year terms to expire in 2011. All of the Class I nominees are currently serving as directors and were previously elected by the shareholders except for Ms. Tallett who was appointed as a Class I director by resolution of the Board effective August 12, 2008. Should any of the nominees become unable to serve prior to the upcoming Annual Meeting, an event that is not anticipated by the Company, the proxies, except those from shareholders who have given instructions to withhold voting for the following nominees, will be voted for such other person or persons as the Nominating/Governance Committee may nominate. Certain information concerning each of the nominees standing for election and each of the continuing directors is set forth below.

Nominees for Election as Class I Directors
Terms to Expire in 2011

Nominee	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Alfred H. Drewes	53	2007	Senior Vice President and Chief Financial Officer, The Pepsi Bottling Group, Inc. (manufacturer and distributor of Pepsi-Cola products), June 2001 to present.
David J. Londoner	71	2001	General Partner, The North River Company (family investment partnership), 1995 to present.
Philip A. Marineau	61	1998	President and Chief Executive Officer (retired), Levi Strauss & Co. (worldwide brand apparel company), September 1999 to November 2006. Mr. Marineau is Chair of Shutterfly, Inc. and a director of Global Consumer Acquisition Corp.

Nominee	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Elizabeth E. Tallett	59	2008	Principal, Hunter Partners, LLC (a management company for early to mid-stage pharmaceutical, biotech, and medical device companies), July 2002 to present. Ms. Tallett is a director of Coventry Health Care; IntegraMed America Inc.; Principal Financial Group, Inc.; and Varian, Inc.

Directors Continuing in Office as Class II Directors
Terms to Expire in 2009

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Herbert M. Baum	71	1994	Chair, President, and Chief Executive Officer (retired), The Dial Corporation (manufacturer and marketer of consumer products), April 2005 to present; Chair, President, and Chief Executive Officer, 2000 to April 2005. Mr. Baum is a director of PepsiAmericas, Inc. and US Airways Group.
James R. Craigie	54	2006	Chair and Chief Executive Officer, Church & Dwight, Inc. (developer and marketer of consumer and specialty products), May 2007 to present; President and Chief Executive Officer, July 2004 to May 2007; President and Chief Executive Officer, Spalding Sports Worldwide, Inc., 1998 to 2003. Mr. Craigie is a director of Church & Dwight, Inc.
Frederick B. Henry	62	1969	President, The Bohen Foundation (private charitable foundation), 1985 to present.
William T. Kerr	67	1994	Chair, Meredith Corporation, July 2006 to present; Chair and Chief Executive Officer, July 2004 to June 2006; Chair, President, and Chief Executive Officer, January 1998 to June 2004. Mr. Kerr is a director of Arbitron, Inc.; The Interpublic Group of Companies, Inc.; Principal Financial Group, Inc.; and Whirlpool Corporation.

Directors Continuing in Office as Class III Directors
Terms to Expire in 2010

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Mary Sue Coleman	64	1997	President, University of Michigan, August 2002 to present. Dr. Coleman is a director of Johnson & Johnson.
D. Mell Meredith Frazier	52	2000	Chair, Meredith Corporation Foundation (private charitable foundation), September 2003 to present; President, March to September 2003; Vice President, September 1999 to February 2003; Director of Corporate Planning, Meredith Corporation, October 1999 to September 2003.

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Joel W. Johnson	65	1994	Vice Chair, The Hormel Foundation, December 2006 to present; Chair (retired), Hormel Foods Corporation (producer and marketer of meat and food products), December 2005 to November 2006; Chair and Chief Executive Officer, July 2004 to December 2005; Chair, President, and Chief Executive Officer, December 1995 to June 2004. Mr. Johnson is a director of Ecolab, Inc. and U.S. Bancorp.
Stephen M. Lacy	54	2004	President and Chief Executive Officer, Meredith Corporation, July 2006 to present; President and Chief Operating Officer, July 2004 to June 2006; President-Publishing Group, November 2000 to June 2004.

CORPORATE GOVERNANCE

Our Company was founded upon service to our customers and we are committed to building value for our shareholders. Our products and services continue to distinguish themselves on the basis of quality, customer service, and value that can be trusted. Consistent with these principles, Meredith strives to uphold the highest standards of ethical conduct, to be a leader in corporate governance, to report results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern Meredith’s businesses.

Corporate Governance Guidelines

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (“Guidelines”), charters for each of the Board committees, Code of Business Conduct and Ethics, and Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents are posted on the Corporate Governance section of the Meredith Corporation website, www.meredith.com, and are available upon written request to the Secretary of the Company, 1716 Locust Street, Des Moines, Iowa 50309-3023.

Director Independence

Because certain members of the Meredith family, acting as a group, control more than 50% of the voting power of Meredith Corporation, the Company is a “Controlled Company” and need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. However, our Board of Directors has determined to comply in all respects with the New York Stock Exchange (“NYSE”) rules. The Board currently does not have any categorical standards to assist it in determining the independence of its members other than those expressly set forth in the NYSE rules.

The Board of Directors decreased the size of the Board to 12 members at its regular meeting on November 7, 2007. For purposes of the NYSE listing standards, the Board of Directors has determined that each of the following directors and/or nominees has no material relationship with the Company (directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and, accordingly, is independent:

Herbert M. Baum Mary Sue Coleman James R. Craigie Alfred H. Drewes D. Mell Meredith Frazier Frederick B. Henry	Joel W. Johnson David J. Londoner Philip A. Marineau Elizabeth E. Tallett

Nominations for Directors

Director nominees are selected by the Nominating/Governance Committee in accordance with the policies and principles of its charter and the Guidelines. The committee considers independence, diversity, age, skills, and experience in the context of the needs of the Board. The committee will consider shareholder recommendations for directors which comply with the requirements set forth in the section entitled “SUBMITTING SHAREHOLDER PROPOSALS” which appears later in this Proxy Statement.

Executive Sessions of Non-Management Directors

Non-management directors meet in executive session at least quarterly. The non-executive Chair of the Board, William T. Kerr, presides at these executive sessions and, in his absence, the Chair of the Nominating/Governance Committee presides at these executive sessions.

Communications with the Board

Interested parties and shareholders who wish to communicate with the Board and/or the non-management directors should address their communication to: Board of Directors, Meredith Corporation, c/o Office of the General Counsel, 1716 Locust Street, Des Moines, Iowa 50309-3023. Mail addressed in this manner will be forwarded to the Chair of the Nominating/Governance Committee. Shareholders may also deliver such communication by telephone at 1-866-457-7445, or at https://www.integrity-helpline.com/meredith.jsp.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

The Board has a majority of directors who meet the criteria for independence required by the NYSE. The responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. Directors are expected to attend Board meetings and meetings of the committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

During fiscal 2008, the Board had four regularly scheduled meetings, as did the Audit, Compensation, Finance, and Nominating/Governance Committees. In addition to regularly scheduled meetings, the Board had one special meeting, the Audit Committee had four special meetings, and the Finance Committee had two special meetings. All current directors attended more than 75% of the meetings of the full Board and the respective committees on which they served during fiscal 2008.

The Company policy is that all directors are expected to attend the Annual Meeting of Shareholders. Eleven directors attended the November 7, 2007, Annual Meeting of Shareholders.

Director Stock Ownership

All directors are expected to own stock in the Company. Ownership of $100,000 in our stock is considered an appropriate amount for each director to accumulate over a reasonable period of time. For additional information, please see the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” in this Proxy Statement.

Committees of the Board

The Guidelines require the Board to have a Nominating/Governance Committee, an Audit Committee, and a Compensation Committee and further provide that the Board may establish additional committees as necessary or appropriate. The Board has also established a Finance Committee. Each committee has its own charter setting forth the qualifications for membership on the committee and the purposes, goals, and responsibilities of the committee. Each of these committees has the power to hire independent legal, financial, or other advisors as it deems necessary, without consulting or obtaining the approval of any officer of the Company in advance. The charter for each committee is available on the Company’s website at www.meredith.com by first clicking on “Meredith Corporate,” then on “Corp Governance,” then on “Board Committees,” and finally clicking on the committee name.

The charter of each committee is also available in print to any shareholder who requests it. The table below shows the current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Finance Committee	Nominating/ Governance Committee

Mary Sue Coleman James R. Craigie Alfred H. Drewes David J. Londoner Philip A. Marineau*	Herbert M. Baum* Alfred H. Drewes D. Mell Meredith Frazier Frederick B. Henry Philip A. Marineau Elizabeth E. Tallett	Mary Sue Coleman James R. Craigie Joel W. Johnson* David J. Londoner	Herbert M. Baum D. Mell Meredith Frazier* Frederick B. Henry Joel W. Johnson Elizabeth E. Tallett

*	Committee Chair

        1.  Audit Committee.   The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the NYSE listing standards, as well as the Sarbanes-Oxley Act of 2002. Pursuant to our Audit Committee Charter, each member of the committee, in addition to meeting the “independence” requirement, must be “financially literate” as contemplated under NYSE rules. Furthermore, the Board of Directors has determined that Messrs. Craigie, Drewes, Londoner, and Marineau each meet the requirements to be named “audit committee financial experts” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

The committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. It is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor, also referred to as “independent registered public accounting firm” and has the “sole authority to appoint or replace the independent auditor.” In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the Board of Directors and the Company’s financial management, internal auditors, and independent registered public accounting firm.

        2.  Nominating/Governance Committee.   All members of this committee are non-employee directors who meet the “independence” requirements of the NYSE listing standards. The committee’s purpose is to:

        A.  Assist the Board by identifying individuals qualified to become Board members and recommend to the Board the director nominees for the next Annual Meeting of Shareholders;

        B.  Recommend to the Board the Corporate Governance Guidelines applicable to the Company;

        C.  Lead the Board in its annual review of the Board’s performance; and

        D.  Recommend to the Board director nominees for each committee.

Nominees for directorship are considered in accordance with the policies and principles in the Nominating/Governance Committee Charter. The committee is responsible for reviewing with the Board the requisite skills and characteristics of director nominees. It assesses nominees’ qualifications for independence, as well as other considerations including skills, experience, diversity, and age in the context of the needs of the Board. The Board’s priority is to seek the most qualified and experienced candidates possible. The Nominating/Governance Committee has retained an executive recruiting firm whose function is to bring specific director candidates to the attention of the committee.

        3.  Finance Committee.   The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing and capital plans, and annual operating and capital budgets. It also provides financial advice and counsel to management, reviews and makes recommendations to the Board of Directors concerning acquisitions and dispositions, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, and approves corporate investment portfolios and capital expenditure requests by management within the limits established by the Board. In addition, the committee reviews pension plan performance and approves plan documents.

        4.  Compensation Committee.   All members of this committee are non-employee directors who meet the “independence” requirements of the NYSE listing standards. The committee has overall responsibility for evaluation and approval of officer compensation plans, policies, and programs. The committee reviews and approves corporate officers’ salaries, approves, prior to adoption, any officer or management incentive, bonus, stock plans, or agreements, and administers such plans as required.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No executive officer of the Company serves on the Board of Directors or Compensation Committee of any other company for which any directors of Meredith served as an executive officer at any time during fiscal 2008.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers, collectively the Named Executive Officers (“NEOs”) for fiscal 2008. It includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

The Compensation Committee reviews and approves the compensation of our officers and acts pursuant to a charter that has been approved by the Board of Directors. The committee also administers various stock and other compensation-related plans provided for the benefit of our officers and other key managers.

Executive Summary

Our compensation program is designed to focus our NEOs on key business objectives and is tied to the financial performance of the Company. As described in more detail below, the committee made pay decisions based on Company performance for fiscal 2008. The following brief discussion of our compensation philosophy and objectives provides the framework within which compensation programs and decisions were made.

Compensation Philosophy and Objectives

Our executive compensation philosophy has the following objectives:

        1.  To establish a performance-based compensation structure which directly links both short-term and long-term compensation to business results;

        2.  To provide competitive compensation opportunities in the marketplace in which we conduct our businesses in order to attract, retain, and motivate top caliber executives;

        3.  To provide the opportunity to earn compensation beyond competitive levels if superior operating performance and shareholder returns are achieved;

        4.  To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior shareholder returns; and

        5.  To provide clear and measurable objectives for executive performance.

We strive to link executive compensation to the performance of the Company. For example, the short-term incentive program awards incentives on the basis of performance over a one-year period and is tied directly to operating performance. Similarly, the long-term incentive program includes grants of stock options, restricted stock, and performance-based restricted stock units (“RSUs”), which are tied to specific performance goals and increases in shareholder value. At the beginning of each fiscal year, the committee identifies the financial performance metrics; establishes thresholds, targets, and maximums; and determines weightings for each of the corporate, business unit, and individual goals.

Our compensation program for NEOs other than the CEO is designed so that approximately 55 to 60% of total compensation will be delivered in the form of variable annual cash incentives and long-term, stock-based incentives subject to Company, business unit, and individual performance. In setting each compensation element, the committee evaluates both the external market data provided by its consultant and internal equity considerations.

The Company attempts to create a compensation program for NEOs that delivers total compensation at or above the 60th percentile of companies in our Compensation Peer Group (“Peer Group”). The Peer Group includes each of the companies in our SEC peer group for fiscal 2008 (Belo Corp.; Gannett Co., Inc.; Hearst-Argyle Television, Inc.; The McGraw-Hill Companies, Inc.; Media General, Inc.; The New York Times Company; The E. W. Scripps Company; and The Washington Post Company), plus the following companies: Clear Channel Communications, Inc.; Dow Jones & Company; Emmis Communications Corporation; Lee Enterprises, Incorporated; Martha Stewart Living Omnimedia, Inc.; PRIMEDIA Inc.; and Sinclair Broadcast Group, Inc. The committee considers several factors before including companies in the Peer Group. Those factors include companies with similar product lines, similar business strategies, comparable revenues, and market capitalization. Due to the dynamics of the competitive marketplace with companies being acquired, product lines divested, and growth occuring through acquisitions, the committee reviews the Peer Group annually and makes changes to the Peer Group to account for these events. For fiscal 2008, The Reader’s Digest Association, Inc.; Knight Ridder; Cox Communications, Inc.; and Tribune Company were removed from the Peer Group because of acquisition or privatization. No companies were added to the Peer Group.

In August 2007, the committee reviewed salary survey data, in addition to publicly filed Peer Group data, prepared by Watson Wyatt & Company (“Watson Wyatt”), the committee’s outside compensation consultant. In the report, Watson Wyatt provided Peer Group and published survey data on base salary, annual non-equity incentives (bonuses), long-term incentives, and total direct compensation (the sum of base salary, annual non-equity incentives, and long-term incentives). As part of the published survey analysis, Watson Wyatt utilized the 2006-2007 Watson Wyatt Top Management Survey and two other executive compensation surveys. These surveys included industry-specific data and data from organizations similar in revenue size to Meredith.

The Elements of Our Compensation Program

This section describes the elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including a rationale for the Company’s decision to include the items in the compensation program.

        1.  Cash Compensation.   Salary is included in our NEO compensation package because the committee believes it is appropriate that a portion of the compensation provided to NEOs be in a form that is fixed and liquid. Performance-based incentives are included in the package because they permit the committee to motivate our NEOs to pursue particular objectives the committee believes are consistent with the overall goals and strategic direction the Board has set for the Company. The components comprising the cash portion of total compensation are described further below.

        A.  Base Salary.   Base salary for NEOs is generally fixed by the committee at its meeting in August. Changes in base salary on a year-over-year basis are dependent on the committee’s assessment of the Company, business unit, and individual performance. The committee can set NEO salaries at the level it deems appropriate, unless a minimum salary has been specified in an employment agreement. In evaluating salaries, the committee is mindful of its overall goal to keep target cash compensation for its executive officers between the median and the 75th percentile of cash compensation paid by companies in our Peer Group. Cash compensation provided in the form of salary is generally less than the amount provided under our short- and long-term incentive programs, each of which is described below. This weighting reflects the committee’s objective of ensuring that a substantial amount of each NEO’s total compensation is tied to Company, business unit, and individual performance goals.

        B.  Short-Term Incentive Programs.    The Amended and Restated Meredith Corporation 2004 Stock Incentive Plan (“2004 Plan”), provides the CEO and other executive officers with an annual incentive to attain established financial and overall performance targets (the “Annual Bonus”). For fiscal 2008, 100% of the annual incentive awarded to the CEO and 85% of annual incentive awards to all other NEOs serving at the beginning of the fiscal year were based on specific financial targets including Earnings Per Share (“EPS”), and operating cash flow. The remaining 15% related to predetermined qualitative organizational objectives.

In determining target incentives, the committee considers several factors, including:

•	The desire to ensure, as described above, that a substantial portion of total compensation is performance based;
•	The relative importance, in any given year, of the long- and short-term performance goals;
•	The qualitative objectives set for NEOs other than the CEO;
•	The advice of the independent compensation consultant regarding compensation practices at other companies in the Peer Group; and
•	The target amounts set and actual incentives paid in recent years.

Management, including the NEOs, develops preliminary recommendations based upon the business plan for performance goals and specific financial targets. The committee reviews management’s preliminary recommendations and establishes final goals. The committee strives to ensure that the incentive awards are consistent with the strategic goals set by the Board; that the goals are sufficiently ambitious to provide meaningful incentives; and that amounts paid, assuming target levels of performance are attained, will be consistent with the overall NEO compensation program established by the committee.

For fiscal 2008, the committee established Annual Bonus targets which were aligned with increases in EPS, corporate operating cash flow, and group operating earnings and operating cash flow. The committee believes the use of these measurements provides the NEOs with an incentive that closely aligns their interests with overall Company performance.

The 2008 target set by the committee for EPS was $3.54 which represented an increase of 8% over the previous fiscal year. An increase of 3% was required to achieve the minimum payout and an increase of 14% or more was required for payout at the maximum level. Corporate operating cash flow was targeted at $175 million, an increase of 5% over the previous year. Operating cash flow of $157.5 million earned the minimum or threshold payout and operating cash flow of $192.5 million would have earned the maximum payout. Publishing Group operating earnings were targeted at $247.5 million or an increase of 13% over the prior year. An increase of 7% was required to earn the minimum award and the maximum award required an increase of 18% or more. Broadcasting Group operating earnings were targeted at $103 million, a decrease of 3%, reflecting the cyclical impact of a non-political fiscal year. A decrease of 14% earned the minimum award and an increase of 7% or more over the prior year would have earned the maximum award.

For fiscal 2008, the incentive payments for goal achievement for the CEO were set at 100% of base salary for achieving target and up to 250% of base salary for achieving performance above target. The incentive payments for other NEOs ranged from 60 to 80% of base salary for achieving target and up to a range of 150 to 200% for achieving performance above target. If, in either case, performance was below the stated minimum, incentive payments could have been zero.

The actual performance-based incentive payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. In fiscal 2008, the performance objectives for the NEOs generally included the following, depending upon each officer’s role in the Company:

•	Financial objectives – earnings per share, operating cash flow, EBITDA from acquisition activity, other cost saving initiatives, certain group financial measures; and
•	For NEOs other than the CEO, Board or CEO evaluation of individual performance.

Each NEO, other than the CEO, has a non-financial objective as a component of the annual short-term incentive plan. In determining the NEO’s performance for this objective, the committee considers several factors including the following:

•	The impact the NEO had on developing and executing the Company’s business strategy;

•	Management of the business unit’s operating performance for the fiscal year;
•	Actions taken to help mitigate the macro-economic factors on performance results; and
•	Synergies achieved in leveraging products and services cross functionally.

Each NEO’s specific objectives are weighted according to the extent to which the executive will be responsible for delivering results on those objectives. The weightings assigned to the objectives for each NEO for fiscal 2008 are shown in the table below.

Weightings Assigned in Fiscal 2008 to Each Performance Objective for the NEOs

Objective	Lacy	Radia*	Griffin	Karpowicz	Zieser

EPS	75%	50%	20%	20%	50%
Operating Cash Flow	25%	15%	5%	5%	15%
Group Operating Earnings			50%	50%
Group Operating Cash Flow			10%	10%
Development Contribution – EBITDA					20%
Working Capital Improvement		20%
Evaluation		15%	15%	15%	15%

*Mr. Suku Radia resigned to take another position effective March 13, 2008.

The committee, at its quarterly meetings, reviewed the progress of the CEO and other NEOs toward meeting the quantitative goals established for the fiscal year and approved the final incentive awards for the CEO and each NEO at its August 2008 meeting.

Objective	Target	Actual (as adjusted)	Level Achieved

Corporate
EPS	$3.54	$3.16	Below Threshold
Operating Cash Flow	$175 million	$235 million	Above Maximum
Development Contribution – EBITDA	$5 million	$15 million	Above Maximum
Working Capital Improvement (compared to budget)	100%	80%	Below Threshold
Publishing Group
Operating Earnings	$247.5 million	$215.1 million	Below Threshold
Cash Flow	$220 million	$247 million	Above Maximum
Broadcasting Group
Operating Earnings	$103 million	$79 million	Below Threshold
Cash Flow	$90 million	$89 million	Between Threshold and Target

        2.  Equity Compensation.   The committee strives to link executive compensation to our performance by basing a substantial portion of compensation on equity awards. The committee has approved awards under the 2004 Plan in the form of restricted stock, stock options, and RSUs. In fiscal 2008, NEOs received a majority of their equity awards as stock options and RSUs.

The committee determines the appropriate balance between cash and equity compensation each year. In making that assessment, the committee considers factors such as the relative merits of cash and each form of equity award as a device for retaining and incentivizing NEOs and the practices, as reported by the independent compensation consultant, of similar companies (including peers).

The committee believes that its current program for NEO compensation, in the form of cash versus equity, provides significant alignment with shareholders, while also permitting the committee to incentivize the NEOs to pursue specific short- and long-term performance goals. In general, equity compensation ranges from 30 to 50% of the NEO’s total compensation.

The types of equity awards that have been granted under the 2004 Plan are as follows:

        A.  Stock Options.   Stock options vest on the third anniversary of the grant date and have a ten-year term. All options are granted with an exercise price equal to at least the closing price of our common stock on the date of grant. Option repricing is expressly prohibited by the terms of the 2004 Plan.

        B.  RSUs.   RSUs convert to shares of common stock at the end of a specified time period if certain performance goals have been achieved. For RSUs granted in fiscal 2008, the performance goals are based on the growth of the Company’s adjusted EPS for the three-fiscal-year period beginning on July 1, 2007, and ending on June 30, 2010. If the minimum goal is not met, the RSUs will be forfeited. Dividends on RSUs are accrued in the form of common stock equivalents and held by the Company until the end of the performance period. Holders of RSUs may not vote the units in shareholder elections. The actual number of shares earned will be determined on June 30, 2010, based on achievement of EPS over the three-year performance period as shown below:

EPS Growth	Cumulative EPS	% Earned	Performance Level
15%	$13.37	115%	Maximum
13%	$12.91	100%	Target
7%	$11.51	50%	Threshold

*Shares earned are prorated for performance between levels.

For RSUs granted in August 2005, the number of units earned was 75.5% of target based on achieving $9.13 EPS over the three-year performance period. The performance scale for the RSUs granted in August 2005 is shown below:

EPS Growth	Cumulative EPS	% Earned	Performance Level
15%	$10.00	115%	Maximum
13%	$ 9.62	100%	Target
7%	$ 8.62	50%	Threshold

*Shares earned are prorated for performance between levels.

        C.  Restricted Stock.   Restrictions on restricted stock awards generally lapse on either the third or fifth anniversary of the grant date as determined by the committee. Recipients receive dividends and may vote restricted shares. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

For more details on stock options, RSUs, and restricted stock awards, see “Grants of Plan-Based Awards” on page 18 of this Proxy Statement.

        3.  Executive Stock Ownership Program.   To further align executives’ interests with shareholders, NEOs are encouraged to own Meredith stock. An Executive Stock Ownership Program has been established by the committee to assist executives in achieving their ownership targets. Target levels for individual stock holdings are established by the committee for the participants in the program. Each participant is awarded restricted stock equal to 20% of his or her personal acquisitions of Meredith stock since the last day of the prior year up to the established target. The incremental stock holdings must be maintained for a period of five years in order for the restrictions to lapse. The committee believes this program provides further incentives to the participants to focus on long-term Company performance and shareholder value. The NEOs must attain the ownership requirements within a five-year period. The following table reflects the NEO’s share ownership requirement and attainment toward those requirements within the five-year time frame:

Participant	Title	Target Ownership	Status

Stephen M. Lacy	President and CEO	60,000	On Target
Suku V. Radia	VP-Chief Financial Officer	20,000	Met
John H. Griffin, Jr.	President-Publishing Group	20,000	On Target
Paul A. Karpowicz	President-Broadcasting Group	20,000	On Target
John S. Zieser	Chief Development Officer, General Counsel and Secretary	20,000	Met

        4.  Perquisites.   The NEOs receive various perquisites provided by or paid for by the Company. These perquisites include financial planning services, memberships in social and professional clubs, car allowances, matching contributions to 401(k) plans, and premiums for life and disability insurance.

The Company provides perquisites to attract and retain executives in a competitive market. These perquisites also allow our NEOs to be effective in conducting day-to-day business by creating and maintaining important business relationships.

The committee reviews the perquisites provided to the NEOs on a regular basis, in an attempt to ensure that they continue to be appropriate in light of the committee’s overall goal of designing compensation programs for NEOs that maximize the interests of our shareholders.

        5.  Deferred Compensation.   The Deferred Compensation Plan (“DCP”) allows certain employees, including the NEOs, to defer receipt of salary and/or incentive payments. Amounts may be deferred into a cash account or as common stock equivalents. The cash account earns interest at a rate equal to the lower of (i) the base rate charged by CitiBank, N.A., on corporate loans, which is also referred to as the “prime rate,” or (ii) the Company’s Return on Shareholders’ Equity for the immediately preceding fiscal year, as further defined in the Company’s DCP. Common stock equivalents are not voted in shareholder elections and dividends are reinvested. The Company does not “match” any deferred amounts.

Participants may defer up to 100% of base salary over $230,000 and 100% of incentive payments, provided total annual compensation exceeds $225,000 after deferrals.

The DCP is not funded by the Company and participants have an unsecured contractual commitment from us to pay the amounts due under the DCP. Such payments are distributed from the Company’s assets when they become due.

We also provide the opportunity to defer awards of restricted stock upon vesting and awards of RSUs when they are earned and vested as common stock equivalents. Elections to defer must be made at least one year prior to vesting or six months prior to the end of the performance period as long as the award is still uncertain. Distributions are paid in accordance with the deferral election which offers varying deferral periods and payment in a lump sum or a series of annual installments following the end of the deferral period, subject to any legally required waiting period.

This benefit is provided because we wish to permit employees to defer their obligation to pay taxes on certain elements of compensation they are entitled to receive. The DCP permits them to do this while also receiving interest on deferred amounts, as described above. The provision of this benefit is important as a retention and recruitment tool because many, if not all, of the companies with which we compete for executive talent provide a similar plan to their senior employees.

Compensation Consultant

The Compensation Committee has authority under its charter to engage the services of outside advisors, experts, and others to assist the committee. In accordance with this authority, the committee has retained an independent executive compensation consultant, Watson Wyatt, to advise the committee on all matters related to executive compensation. The consultant attended two committee meetings in fiscal 2008. From time to time, the compensation consultant may, upon the specific request of the Chair of the Compensation Committee, issue engagement letters for particular projects or assignments. Watson Wyatt’s services will be limited to those matters on which Watson Wyatt has specifically been engaged and may include executive compensation trends, equity grant philosophies and practices, tally sheet design, and specific position competitive data. Watson Wyatt reports directly to the committee and the committee has the authority to terminate Watson Wyatt.

Treatment of Special Items

In determining performance goals and evaluating performance results, the committee may use its discretion and judgment to ensure that management’s rewards for business performance are commensurate with their contributions to that performance while still holding management accountable for the overall results of the business, to the extent permitted by governing law. The committee believes that the metrics for incentive compensation plans should be specific and objective, yet recognizes that interpretation of the application of pre-established metrics to results may be necessary from time to time for certain special items, such as changes in applicable accounting rules pursuant to accounting principles generally accepted in the United States of America (“GAAP”), changes in tax laws or applicable tax rates, acquisitions and divestitures, and special investments or expenditures in the Company’s operations.

Tax Deductibility of Compensation – Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to each of its NEOs. The Company generally intends to comply with the requirements for full deductibility. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Annual non-equity incentive compensation and stock option awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the committee reserves the right to provide for compensation to the NEOs that may not be deductible, if it is determined to be in the best interests of the Company and its shareholders. All compensation paid to the NEOs for fiscal 2008 was fully deductible.

Practices Regarding the Grant of Options

The committee has generally followed a practice of making option grants to its executive officers at its regular quarterly meeting in August. The August meeting date historically has occurred within four weeks of the issuance of the release reporting earnings for the previous fiscal year. The committee believes it is appropriate that annual awards be made at a time when material information regarding performance for the preceding year has been disclosed. Grants may be made at other times during the year in connection with promotions or as a tool to attract talent. We do not otherwise have any program, plan, or practice to time annual option grants to our executives in coordination with the release of material non-public information.

All option awards made to our non-employee directors, NEOs, or any other employee in fiscal 2008 were made in accordance with either the 2004 Plan or the Meredith Corporation Stock Plan for Non-Employee Directors (“2002 Plan”). All options are granted with an exercise price equal to at least the fair market value of our common stock on the date of grant. Fair market value has been defined by the Compensation Committee to be the closing market price of our common stock on the date of grant. We do not have any program, plan, or practice of awarding options with an exercise price other than the closing market price on the date of grant.

Post-Termination Compensation

        1.  Severance Agreements.   We have entered into Severance Agreements with each of the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated for “Cause” or leaving employment for “Good Reason,” as these terms are defined in the Severance Agreement. Additional information regarding the Severance Agreements, including a definition of key terms and quantification of benefits that would have been received by our NEOs had termination occurred on June 30, 2008, is found under the heading, “Payment Obligations upon Termination Due to Change-in-Control” on page 26 of this Proxy Statement.

The committee believes that these Severance Agreements are an important part of overall compensation for our NEOs and that these agreements help secure the continued employment and dedication of our NEOs, notwithstanding any concern they might have regarding their own continued employment, prior to or following a Change-in-Control. The committee also believes that these agreements are important as a recruitment and retention device, given the competitive market for executive talent.

        2.  Retirement Income Plan, Replacement Plan, and Supplemental Plan.   We maintain separate qualified defined benefit plans for our union and nonunion employees, as well as two nonqualified supplemental pension plans covering certain nonunion employees. The NEOs are covered under the nonunion plan (Retirement Income Plan), the Replacement Plan, and the Supplemental Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Income Plan is limited by law. For 2008, the annual limitation is $230,000. The Replacement Plan is an unfunded plan that provides an amount substantially equal to the difference between the amount that would have been payable under the Retirement Income Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the Retirement Income Plan.

The Supplemental Plan is an unfunded nonqualified plan. The purpose of the Supplemental Plan is to provide for NEOs the excess, if any, of the benefits they would have become entitled to under our prior defined benefit plan if it had continued in effect after August 31, 1989.

The committee believes that the Retirement Income Plan, Replacement Plan, and Supplemental Plan serve a critically important role in the retention of our senior executives, as benefits thereunder increase each year that these executives remain with the Company. The plans thereby encourage our most senior executives to continue their work on behalf of the Company and our shareholders.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Meredith Corporation, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based upon such review and discussion, have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

Compensation Committee
Herbert M. Baum, Chair
Alfred H. Drewes
D. Mell Meredith Frazier
Frederick B. Henry
Philip A. Marineau
Elizabeth E. Tallett

SUMMARY COMPENSATION TABLE

During fiscal 2008 Messrs. Lacy, Griffin, and Karpowicz were employed pursuant to agreements with the Company. A more complete description of those agreements begins on page 23 of this Proxy Statement. The salary for each of the NEOs is set according to the terms of such employment agreement or at the discretion of the Compensation Committee.

Each NEO is entitled to participate in all employee benefit plans maintained by the Company, including the 2004 Plan. In addition, customary perquisites are provided to each of the NEOs.

Summary Compensation Table for Fiscal Year 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compenation ($)	Change in Pension Value and Non- Qualified Deferred Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Stephen M. Lacy, President and CEO, Acting CFO	2008	850,000	0	157,949	1,823,944	531,250	636,403	51,229	4,050,775
	2007	810,000	0	462,078	1,315,580	1,523,813	578,571	85,341	4,775,383
Suku V. Radia, VP-Chief Financial Officer (5)	2008	368,000	0	0	0	0	405,084	152,265	925,349
	2007	500,000	38,750	156,631	430,122	536,250	288,719	56,585	2,007,057
John H. Griffin, Jr., President-Publishing Group	2008	677,077	75,000	264,199	409,614	382,500	142,024	26,909	1,977,323
	2007	625,000	136,074	273,630	463,279	563,926	208,801	38,257	2,308,967
Paul A. Karpowicz, President-Broadcasting Group	2008	625,000	0	197,040	370,928	235,000	188,527	40,741	1,657,236
	2007	600,000	0	262,735	298,499	650,000	185,314	73,947	2,070,495
John S. Zieser, Chief Development Officer, General Counsel & Secretary	2008	545,000	0	40,750	310,171	380,000	193,862	36,556	1,506,339
	2007	520,000	0	142,157	430,122	625,000	241,451	46,768	2,005,498

(1)	Stock awards (including RSUs) reported are valued at the compensation cost recognized over the requisite service period as defined in Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payments (SFAS 123R). The values reported include costs recognized for awards granted in previous fiscal years and the fiscal year covered by the current disclosure.
(2)	The value of option awards reported in this column represents the compensation cost recognized over the requisite service period as defined in SFAS 123R. The values include costs recognized for awards granted in previous fiscal years and the fiscal year covered by the current disclosure.
(3)	The amounts shown in this column represent the change in pension value measured from the prior fiscal year’s measurement date to the current year’s measurement date. The following assumptions were used to calculate the prior year’s present values: Measurement date – March 31, 2007; discount rate – 5.70%; interest crediting rate – 4.70%; annuity conversion rate – 4.70%; annuity conversion mortality – 1994 GAR Unisex; retirement age – 65; compensation and benefit limits – 2007 levels; salary increases – none; pre-retirement decrements – none. No NEO received above-market earnings on deferred compensation in fiscal 2008.
(4)	Amounts in this column include for Messrs. Lacy, Radia, Griffin, Karpowicz, and Zieser: The portion of the annual auto allowance not used for business; club memberships not exclusively used for business; professional fees reimbursement; Company contributions to 401(k) plans; and life and disability insurance premiums. For Mr. Radia, this column also includes $38,241 which is the value of a split dollar insurance policy which was transferred to Mr. Radia after his resignation and a pension payout of $88,547. Medical fee reimbursements are also included for Mr. Griffin.
(5)	Mr. Radia resigned to take another position effective March 13, 2008.

Awards

The Grants of Plan-Based Awards table provides additional detail about the equity and non-equity awards shown in the Summary Compensation Table. The committee granted awards during fiscal 2008 as shown in the table below to each of the NEOs pursuant to the 2004 Plan. The February 2, 2008, awards of restricted stock were made subject to the Executive Stock Ownership Program which is described in detail on page 13 of this Proxy Statement.

RSUs were awarded by the committee on August 7, 2007, with a three-fiscal-year performance period beginning on July 1, 2007, and ending on June 30, 2010. In addition, the committee granted options during fiscal 2008 to each of our NEOs. Each of the options granted will become exercisable in its entirety on the third anniversary of the grant date. For additional information on equity awards, please see the “Equity Compensation” section in the Compensation Discussion and Analysis.

At the beginning of fiscal 2008, the committee established potential non-equity incentive awards for each of the NEOs under the 2004 Plan. The amount of the incentive for each NEO was tied to specific financial targets established by the committee. The incentives earned by all NEOs except Mr. Zieser were below target level and are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table above.

Grants of Plan-Based Awards for Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh.) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lacy (7)		425,000	850,000	2,125,000
	8/7/2007				5,000	10,000	11,500				619,850
	8/7/2007								120,000	53.90	1,680,984
	8/7/2007							1,856			100,038
	2/2/2008							2,025			95,459
Radia (8)		156,000	312,000	780,000
	8/7/2007				1,750	3,500	4,025				216,948
	8/7/2007								20,000	53.90	280,164
Griffin		290,000	580,000	1,450,000
	8/7/2007				2,500	5,000	5,750				309,925
	8/7/2007								30,000	53.90	420,246
	8/7/2007							25,000			1,347,500
	2/2/2008							820			38,655
Karpowicz		218,750	437,500	1,093,750
	8/7/2007				2,500	5,000	5,750				309,925
	8/7/2007							25,000			1,347,500
	8/7/2007								30,000	53.90	420,246
	2/2/2008							88			4,148
Zieser		163,500	327,000	817,500
	8/7/2007				1,750	3,500	4,025				216,948
	8/7/2007							5,000			269,500
	8/7/2007								20,000	53.90	280,164

(1)	The amounts shown for each executive officer are the threshold, target, and maximum non-equity incentive awards that could be earned during the period ended June 30, 2008. The amount of the award was determined by the Compensation Committee based on the level achieved with respect to each NEO’s individual incentive plan. Individual incentive plans may include EPS, Operating Cash Flow, Group Operating Cash Flow, or other measurements.
(2)	The numbers shown for each executive officer are the threshold, target, and maximum RSUs that may be awarded at the end of the three-fiscal-year performance period which began on July 1, 2007, and ends on June 30, 2010. The number of units awarded will be determined according to a pre-determined formula based on the growth of EPS during the period.
(3)	Grants of restricted stock on February 2, 2008, to Messrs. Lacy, Griffin, and Karpowicz were awarded under the Executive Stock Ownership Program which was designed to encourage increased Company stock holdings by executives. Target levels of individual stock holdings are established by the committee for participants in the program. Each participant receives an annual award of restricted stock equal to 20% of his or her personal acquisition of Company stock during the preceding calendar year. The incremental stock holdings must be maintained for a specified period in order for the restrictions to lapse. The shares awarded are subject to forfeiture prior to vesting which occurs on the fifth anniversary of the date of grant. Also included in this column are August 2007 awards under the 2004 Plan of 25,000 restricted shares each with five-year cliff vesting to Messrs. Griffin and Karpowicz and a grant of 5,000 restricted shares with three-year cliff vesting to Mr. Zieser. Dividends at the normal rate are paid on shares of restricted stock.
(4)	Options granted on August 7, 2007, will vest 100% on the third anniversary of the grant date and will expire on the tenth anniversary of the grant.

(5)	The exercise price equals the NYSE closing price per share on the date of grant.
(6)	The value of restricted stock awards and RSUs is based on the fair market value of the Company’s common stock on the date of grant. The value of RSUs was calculated using the maximum number of units that may be awarded. The estimated value of options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts, see Note 10 (Common Stock and Share-Based Compensation Plans) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended June 30, 2008.
(7)	The August 7, 2007, grant of 1,856 shares to Mr. Lacy represents his deferral of $100,000 of his non-equity incentive award for fiscal 2008 in the form of common stock equivalents. This amount is also shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for Fiscal Year 2008.
(8)	Each of the grants listed for Mr. Radia in this table was forfeited upon his resignation on March 13, 2008.

The following table discloses outstanding equity awards as of June 30, 2008, for each NEO.

Outstanding Equity Awards at Fiscal Year End 2008

Name	Grant Date	Option Awards				Stock Awards

		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Lacy	8/12/1998	18,000		41.68750	8/12/2008
	8/11/1999	18,000		33.15625	8/11/2009
	3/8/2000	12,000		25.25000	3/8/2010
	8/9/2000	24,000	18,000	28.06250	8/9/2010
	11/13/2000	16,000	12,000	30.75000	11/13/2010
	8/8/2001	50,000		34.80000	8/8/2011
	8/13/2002	60,000		39.05000	8/13/2012
	8/12/2003	140,000		46.16500	8/12/2013
	2/2/2004					1,159	32,788
	8/10/2004	90,000		49.97000	8/10/2014
	1/29/2005					672	19,011
	8/9/2005		53,333	49.10000	8/9/2015	7,000	198,030
	1/28/2006					2,112	59,748
	8/8/2006		106,000	46.21000	8/8/2016			2,500	70,725
	1/27/2007					770	21,783
	8/7/2007		120,000	53.90000	8/7/2017			5,000	141,450
	2/2/2008					2,025	57,287
Radia	None
Griffin	2/2/2004					200	5,658
	8/10/2004	40,000		49.97000	8/10/2014
	8/9/2005		26,667	49.10000	8/9/2015
	1/28/2006					472	13,353
	8/8/2006		30,000	46.21000	8/8/2016	5,000	141,450	2,500	70,725
	1/27/2007					1,014	28,686
	8/7/2007		30,000	53.90000	8/7/2017	25,000	707,250	2,500	70,725
	2/2/2008					820	23,198
Karpowicz	2/14/2005	40,000		47.56000	2/14/2015	10,000	282,900
	1/28/2006					886	25,065
	8/8/2006		30,000	46.21000	8/8/2016			5,000	141,450
	1/27/2007					467	13,211
	8/7/2007		30,000	53.90000	8/7/2017	25,000	707,250	2,500	70,725
	2/2/2008					88	2,490

Name	Grant Date	Option Awards				Stock Awards

		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Zieser	2/1/1999	18,000		37.15625	2/1/2009
	8/11/1999	24,000		33.15625	8/11/2009
	8/9/2000	18,000	12,000	28.06250	8/9/2010
	8/8/2001	22,500		34.80000	8/8/2011
	8/13/2002	25,000		39.05000	8/13/2012
	8/12/2003	60,000		46.16500	8/12/2013
	2/2/2004					913	25,829
	8/10/2004	40,000		49.97000	8/10/2014
	1/29/2005					413	11,684
	8/9/2005		20,000	49.10000	8/9/2015
	8/8/2006		20,000	46.21000	8/8/2016			1,750	49,508
	8/7/2007		20,000	53.90000	8/7/2017	5,000	141,450	1,750	49,508

(1)	Unexercisable options awarded on August 9, 2000, and November 13, 2000, vested on August 9, 2008; all other unexercisable options vest on the third anniversary of the grant date.
(2)	For option grants prior to July 1, 2006, the exercise price is equal to the average of the high and low prices on the date of grant. The exercise price for options granted after July 1, 2006, is equal to the NYSE closing price per share on the date of grant.
(3)	Restricted stock awards granted on August 9, 2005, and August 8, 2006, and the award to Mr. Zieser on August 7, 2007, will vest three years from their grant date; all other restricted stock awards listed above will vest five years from their grant date.
(4)	Calculated at the NYSE closing price of the Company’s common stock on June 30, 2008, the last trading day of the fiscal year ($28.29).
(5)	RSUs granted on August 8, 2006, will vest on June 30, 2009, with payout in August 2009 if the threshold performance measure is achieved. RSUs granted on August 7, 2007, will vest on June 30, 2010, with payout in August 2010 if the threshold performance measure is achieved. The number of units shown in this column is the threshold number of units.
(6)	The market value of the unearned RSUs at the threshold level has been calculated using the NYSE closing price of the Company’s common stock on June 30, 2008 ($28.29).

The following table presents information on option exercises and vesting of stock for each of the NEOs during the fiscal year ended June 30, 2008.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Lacy (1)	0	0	7,631	227,603
Radia (2)	76,000	526,051	615	28,914
Griffin (3)	0	0	3,502	99,072
Karpowicz	0	0	0	0
Zieser (4)	0	0	2,808	82,828

(1)	Mr. Lacy elected to defer receipt of the value realized upon vesting of 626 shares of restricted stock by converting the shares to common stock equivalents which will be paid out on February 3, 2013, or upon his retirement or other termination, whichever is later. In addition, 7,005 RSUs which were earned under the 2005 award (minus shares withheld by the Company for taxes) were converted at vesting to common stock equivalents to be paid out upon his retirement or termination. Dividends on the Earned Units were reinvested during the performance period and are included in the deferred shares. The total amount deferred was $224,717.
(2)	Mr. Radia elected to defer receipt of the value realized upon vesting of 615 shares of restricted stock ($28,914) by converting the shares to common stock equivalents which will vest on February 3, 2013.
(3)	Mr. Griffin elected to defer the value realized upon vesting of 3,502 RSUs which were earned under the 2005 award (minus shares withheld by the Company for taxes) until June 30, 2010. Dividends on the Earned Units were reinvested during the performance period and are included in the deferred shares. The total amount deferred was $97,629.
(4)	Mr. Zieser elected to defer receipt of the value realized upon vesting of 181 shares of restricted stock by converting the shares to common stock equivalents which will be paid out on February 3, 2013, or upon his retirement or other termination, whichever is later. In addition, 2,627 RSUs which were earned under the 2005 award (minus shares withheld by the Company for taxes), were converted at vesting to common stock equivalents to be paid out at his retirement or termination. Dividends on the Earned Units were reinvested during the performance period and are included in the deferred shares. The total amount deferred was $81,724.

Pension Benefits in Fiscal 2008

The following table shows on a plan-by-plan basis for each NEO: the number of years (rounded to the nearest whole number) of credited service and the present value of the accumulated benefit on a plan-by-plan basis for each named executive. The present values are generally based on the assumptions used for financial reporting purposes as of the Company’s most recent fiscal year-end measurement date. Exceptions include the retirement age, which is assumed to be the earliest unreduced age, and pre-retirement decrements, which are ignored. The following assumptions were used to calculate the present values in the table:

Measurement date	March 31, 2008
Discount rate	5.80%
Interest crediting rate	4.80%
Annuity conversion rate	5.80%
Annuity conversion mortality	2008 IRS Prescribed 417(e)(3) Unisex
Retirement age	65
Compensation and benefit limits	2008 levels
Salary increases	None
Pre-retirement decrements	None

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Lacy	Retirement Income Plan	10	114,831	0
	Replacement Plan	10	572,635	0
	Supplemental Plan	9	1,694,058	0
Radia*	Retirement Income Plan	8	88,547	88,547
	Replacement Plan	8	291,450	0
	Supplemental Plan	7	1,000,092	0
Griffin	Retirement Income Plan	10	79,347	0
	Replacement Plan	10	222,532	0
	Supplemental Plan	9	787,648	0
Karpowicz	Retirement Income Plan	3	24,968	0
	Replacement Plan	3	91,221	0
	Supplemental Plan	2	264,186	0
Zieser	Retirement Income Plan	9	91,205	0
	Replacement Plan	9	303,096	0
	Supplemental Plan	8	589,201	0

*	Mr. Radia’s payment from the Employees’ Retirement Income Plan is the amount he received in April 2008. The present values from the Replacement Plan and Supplemental Plan are based on the amounts he is due to receive on October 1, 2008.

See page 15 of this Proxy Statement for a more complete description of the plans and their purposes.

Nonqualified Deferred Compensation in Fiscal 2008

The following table discloses contributions, earnings, and balances under each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for each of the NEOs. Each deferral listed below was in the form of common stock equivalents. Dividends are reinvested as additional common stock equivalents. See page 14 of this Proxy Statement for additional information concerning deferred compensation. The aggregate balance was determined by multiplying the number of common stock equivalents held on June 30, 2008, by $28.29, the closing price of the Company’s common stock on the NYSE on that date. Distributions are paid in accordance with the deferral election, which offers varying deferral periods and payment in lump sums or a series of annual installments following the end of the deferral period.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)

Lacy (1)	324,717	0	0	973,249
Radia (2)	28,914	0	382,125	168,326
Griffin	97,629	0	0	97,629
Karpowicz	0	0	0	0
Zieser	81,724	0	0	291,650

(1)	$100,000 reported in the Executive Contributions column was also reported as a non-equity incentive award in the Summary Compensation Table for fiscal 2007. Also included is the value at conversion upon vesting of 626 shares of restricted stock which was granted and reported in the Summary Compensation Table for fiscal 2003.
(2)	The Executive Contributions column includes conversion upon vesting of 615 shares of restricted stock which was granted and reported in the Summary Compensation Table for fiscal 2003.

Potential Payments upon Termination

Employment and Other Agreements

The Company has entered into employment agreements with certain executive officers as summarized below. Each of the employment agreements described below provides for periods of nonsolicitation, non-compete, and confidentiality following termination.

        1.  Lacy Employment Agreement.  The Company entered into an agreement with Mr. Lacy which became effective July 1, 2006, the date he became President and Chief Executive Officer of the Company, and continues in effect through June 30, 2009. The agreement provides that Mr. Lacy’s minimum annual base salary beginning in fiscal 2007 was $810,000, with any increase in the base salary for subsequent years to be determined by the Compensation Committee. In addition, Mr. Lacy is a participant in the 2004 Plan, or successor plans, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan, and the Meredith Supplemental Benefit Plan. Mr. Lacy’s target Annual Bonus under the 2004 Plan will not be less than 100% of his base salary. The agreement also provides for payment to Mr. Lacy in the event his employment is terminated for various reasons as follows:

        A.  If his employment was terminated because of his death, all restricted stock, RSUs, and stock options would immediately vest; his base salary would be paid for a period of one year or until June 30, 2009, whichever is less; and any Annual Bonus earned under the 2004 Plan would be prorated to the date of death.

        B.  In the event of termination due to “Disability,” Mr. Lacy would receive his base salary at the lesser of: 100% for 12 months or to end of the term, plus 75% for the next 12 months or to end of the term, plus 50% through June 30, 2009. In addition, all restricted stock, RSUs, and stock options would vest immediately and run to term.

        C.  In the event of termination “Without Cause,” or due to “Failure to Re-Elect as CEO or Director,” Mr. Lacy would be entitled to receive a lump sum payment equal to his current base salary and target Annual Bonus (as defined in the agreement) under the 2004 Plan for 24 months. In addition, all equity awards would vest and become exercisable under the terms of the agreement.

        D.  In the event of termination for “Cause,” Mr. Lacy would receive his base salary and any Annual Bonus under the 2004 Plan prorated to the date of termination. All equity awards subject to restriction would be forfeited.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Lacy if his employment had been terminated as of June 30, 2008, under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)

Payment equal to a multiple of base salary in effect at termination	N/A	N/A	1,700,000	850,000	850,000
Earned but unpaid Annual Bonus (1)	531,250	0	0	0	531,250
Payment of Annual Bonus under 2004 Plan (2)	0	N/A	1,700,000	850,000	0
Continued health insurance (3)	0	0	12,601	0	0
Pension benefit (lump sum) (4)(5)	130,931	130,931	2,754,415	0	130,931
Immediate vesting of stock options	N/A	N/A	0	0	0
Immediate vesting of restricted stock and RSUs (6)	N/A	N/A	600,823	600,823	600,823

(1)	The amount due, if any, is the amount of the Annual Bonus set by the Compensation Committee at its August meeting.
(2)	There would be no prorated Annual Bonus with a termination date of June 30, 2008.
(3)	Mr. Lacy’s Employment Agreement requires that the Company make available continued benefits with the cost of such benefits to be paid entirely by Mr. Lacy or his dependents, unless the termination is “Without Cause.” In the event of termination Without Cause, the benefits would be continued through June 30, 2009.

(4)	Mr. Lacy’s Employment Agreement also provides that if his employment is terminated prior to June 30, 2009, because of Failure to Re-Elect as CEO or Director or due to a substantial change in his position, duties, or responsibilities, his retirement benefits will be accelerated as if the termination were “Without Cause.”
(5)	Disabled employees are considered active participants in all retirement plans.
(6)	Reflects the benefit of the immediate vesting of all outstanding restricted stock and RSUs at the threshold.

2.  Griffin Employment Agreement.  The Company entered into an employment agreement with Mr. Griffin effective March 6, 2008, for an initial term ending June 30, 2011. The term of employment shall automatically renew for subsequent one-year terms unless written notice is given by either party. The agreement provides that Mr. Griffin’s minimum annual base salary shall be $725,000 and his target Annual Bonus shall not be less than 80% of annual base salary. Base salary and Annual Bonuses for subsequent years will be determined under applicable management performance programs administered by the Compensation Committee. In addition, Mr. Griffin is entitled to an annual payment of $75,000 in connection with his continuing employment with the Company. Mr. Griffin will also participate in the 2004 Plan or any successor plan, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan, and the Meredith Supplemental Benefit Plan. The agreement also provides for payment to Mr. Griffin in the event his employment is terminated for various reasons as follows:

        A.  If his employment was terminated because of his death, all restricted stock, RSUs, and stock options would immediately vest, his base salary and stay bonus would be paid for a period of one year or until June 30, 2011, whichever is less, and any Annual Bonus earned under the 2004 Plan would be prorated to the date of death.

        B.  In the event of termination due to “Disability,” Mr. Griffin would receive his base salary at the lesser of: 100% for 12 months or to the end of the current term, plus 75% for the next 12 months or to the end of the current term, plus 50% through June 30, 2011. In addition, all restricted stock, RSUs, and stock options would vest immediately and run to term.

        C.  In the event of termination “Without Cause,” Mr. Griffin would be entitled to receive a lump sum payment equal to his current base salary, stay bonus, and target Annual Bonus (as defined in the agreement) under the 2004 Plan through the end of the current term of the agreement, or for a period of no less than 21 months, whichever is greater. In addition, all equity awards would vest and become exercisable under the terms of the agreement.

        D.  In the event of termination for “Cause,” Mr. Griffin would receive his base salary, annual stay bonus, and any Annual Bonus under the 2004 Plan prorated to the date of termination. All equity awards subject to restriction would be forfeited.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Griffin if his employment had been terminated as of June 30, 2008, under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)

Payment equal to a multiple of base salary in effect at termination	N/A	N/A	2,175,000	1,631,250	725,000
Payment of annual stay bonus	N/A	N/A	225,000	75,000	75,000
Earned but unpaid Annual Bonus	382,500	0	0	0	382,500
Payment of Annual Bonus under 2004 Plan (2)	0	N/A	1,740,000	580,000	0
Continued health insurance	N/A	N/A	48,759	0	0
Pension benefit (lump sum) (1)	98,161	98,161	1,283,167	0	98,161
Immediate vesting of stock options	N/A	N/A	0	0	0
Immediate vesting of restricted stock and RSUs (3)	N/A	N/A	1,061,045	1,061,045	1,061,045

(1)	Disabled employees are considered active participants in all retirement plans.
(2)	There would be no prorated Annual Bonus with a termination date of June 30, 2008.
(3)	Reflects the benefit of the immediate vesting of all outstanding restricted stock and RSUs at the threshold.

3.  Karpowicz Employment Agreement.  In February 2005 the Company entered into an employment agreement with Mr. Karpowicz which provides for a minimum annual base salary of $550,000 with any increases to be determined by the Compensation Committee. Mr. Karpowicz is eligible to participate in the 2004 Plan or any successor plan and shall have a target Annual Bonus of 60% of base salary and a maximum Annual Bonus of 150% of base salary. In the event of termination due to death or disability, Mr. Karpowicz or his estate will receive his base salary through the last day of the month in which such termination occurs plus a proportionate share of any 2004 Plan Annual Bonus. In addition, all restricted stock, RSUs, and non-qualified stock options will vest immediately. In the event of termination for “Cause” or voluntary termination, Mr. Karpowicz will receive only his base salary through the date of termination. In addition, any vested stock options must be exercised under the terms of the award agreements within 30 days of such termination and any unvested stock options, restricted stock, and RSUs will be forfeited. In the event of termination “Without Cause,” Mr. Karpowicz would be entitled to receive his base salary for a period of 12 months following the date of termination plus a proportionate share of any 2004 Plan Annual Bonus and all stock options, restricted stock, and RSUs would vest immediately.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Karpowicz if his employment had been terminated as of June 30, 2008, under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)

Payment equal to a multiple of base salary in effect at termination	N/A	N/A	625,000	N/A	N/A
Earned but unpaid Annual Bonus	N/A	N/A	235,000	235,000	235,000
Pension benefit (lump sum) (1)	32,302	32,302	32,302	0	32,302
Immediate vesting of stock options	N/A	N/A	0	0	0
Immediate vesting of restricted stock and RSUs (2)	N/A	N/A	1,243,091	1,243,091	1,243,091

(1)	Disabled employees are considered active participants in all retirement plans.
(2)	Reflects the benefit of the immediate vesting of all outstanding restricted stock and RSUs at threshold.

4.  Radia.  Mr. Radia resigned on March 13, 2008. His voluntary termination resulted in the following payments:

•	Lump sum pension benefit of $88,547 paid in April 2008, with a final lump sum pension payout of $1,328,469 to be paid on October 1, 2008.
•	Transfer of a Split Dollar Life Insurance policy valued at $38,241.
•	9,874.03 stock equivalents from deferred compensation were converted on a one-for-one basis to common stock with a value of $382,125 and delivered to Mr. Radia upon his termination.
•	An additional 5,950.02 stock equivalents will be converted on a one-for-one basis to common stock and delivered to Mr. Radia according to the terms of his deferral elections, subject to applicable regulations. The value of the stock equivalents on June 30, 2008, was $168,326.

5.  Zieser.  Although Mr. Zieser had no formal employment agreement on June 30, 2008, he would be entitled to certain payments under the terms of his award agreements, Company policies, and the pension plans in which he participates. The following table sets forth the estimated payments and benefits that would have been provided to Mr. Zieser if his employment had been terminated as of June 30, 2008, under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)

Pension benefit (lump sum) (1)	113,881	113,881	113,881	0	113,881
Immediate vesting of stock options	N/A	N/A	N/A	0	0
Immediate vesting of restricted stock and RSUs (2)	N/A	N/A	N/A	277,978	277,978

(1)	Disabled employees are considered active participants in all retirement plans.
(2)	Reflects the benefit of the immediate vesting of all outstanding restricted stock and RSUs at threshold.

Change-in-Control

The Company has entered into Severance Agreements (“Agreements”) with each of the NEOs. The Agreements provide for a double trigger, namely a Change-in-Control of the Company and the termination of the officer within two years of such a Change-in-Control. The Agreements provide for payments and other benefits if the executive is terminated within two years of a Change-in-Control of the Company for any reason other than disability, mandatory retirement, “Cause,” or voluntary termination other than for “Good Reason.” “Good Reason” includes a substantial change in position, duties, responsibilities, or status; a reduction in base salary; elimination of any benefit or incentive plan; relocation to a place more than 25 miles distant; and other terms as more fully described in the Agreements. A Change-in-Control as defined in the Agreements is summarized briefly as follows:

        1.  The acquisition by any person or entity of the beneficial ownership of more than 20% of either (a) the then outstanding common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company;

        2.  The directors who were incumbent at the time of the execution of the Agreement or their successors cease to constitute at least a majority of the Board (not including any director whose nomination or election occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board);

        3.  The consummation of certain types of transactions including mergers and the sale of all, or substantially all, of the Company’s assets; or

        4.  Approval by the shareholders of a complete liquidation or dissolution of the Company.

Payment Obligations upon Termination Due to Change-in-Control

The following table sets forth the payment obligations under the Agreements if the NEO’s employment is terminated as described above within two years of a Change-in-Control of the Company. The tables assume that the termination took place on June 30, 2008.

Obligation

NEO’s annual base salary times three (based upon the highest annual rate of salary earned by the NEO during the preceding 12-month period) (1)
Annual Bonus times three (higher of the target incentive for the year in which the termination occurs or the highest annual non-equity incentive paid in respect of the three fiscal years immediately prior to the year in which the Change-in-Control occurred) (1)
Any earned and due annual non-equity incentive payments (1)
Prorated Annual Bonus through the date of termination (1)
Retirement benefits (plus three years from the date of termination) (1) (2)
Annual matching contribution under the tax-qualified defined contribution plan times three, for each plan (1)
Continuation of medical, dental, and life insurance for three years after the date of termination (3)
Continuation of short- and long-term disability for three years after the date of termination (3)
Continuation of all programs and perquisites for three years after the date of termination (3)
Gross-up payment for tax liabilities (4)
Immediate vesting of equity awards under stock plans

(1)	These amounts are to be paid as a lump sum within five days of the date of termination out of the Company’s (or its successor’s) assets.

(2)	The retirement benefit is to be calculated as though the NEO is fully vested and has attained 36 additional months of age under the plans (but not to reduce the NEO’s life expectancy).
(3)	The benefits are to be continued for three years from the date of termination at the level in effect immediately prior to the Change-in-Control or the level in effect at the date of termination, whichever is most favorable to the NEO.
(4)	The Company may pay directly to the Internal Revenue Service or other taxing authority, for the benefit of the NEO.

        1.  Base Salary.  The Agreements provide for the lump sum payment of three times the NEO’s annual base salary. The following table sets forth the amount of such payments for each NEO, assuming termination took place on June 30, 2008. The payments would be made from the Company’s (or its successor’s) assets.

Lacy	Griffin	Karpowicz	Zieser

$2,775,000	$2,175,000	$1,965,000	$1,635,000

        2.  Annual Bonus.  The Agreements provide for the lump sum payment of three times the Annual Bonus as defined in the Agreements. The following table shows the amount of such payment to each of the NEOs if termination due to Change-in-Control had occurred on June 30, 2008.

Lacy	Griffin	Karpowicz	Zieser

$4,571,439	$1,875,000	$1,950,000	$2,160,000

        3.  Earned But Unpaid Annual Bonus.  The Agreements provide for the lump sum payment of any previously earned and due Annual Bonus payments as defined in the Agreements. The following table shows the amount of such payment to each of the NEOs if termination due to Change-in-Control had occurred on June 30, 2008.

Lacy	Griffin	Karpowicz	Zieser

$531,250	$382,500	$235,000	$380,000

        4.  Prorated Annual Bonus.   The Agreements provide for the lump sum payment of the Annual Bonus as defined in the Agreements pro rata to the date of termination. If termination due to Change-in-Control had occurred on June 30, 2008, there would be no Prorated Annual Bonus.

        5.  Retiree Welfare Benefits.   The Agreements provide for an additional three years of age and service to be added to each NEO’s post-retirement welfare benefits (including medical, dental, and life). With the additional three years, Mr. Lacy would meet the age and service requirements to retire and participate in the retiree welfare plan. None of the other NEOs would meet the eligibility requirements. The terms of the Agreement provide that active welfare benefits would continue for three years and retiree welfare benefits would not commence until the three-year period is over. Therefore, the value of the retiree welfare benefits provided from July 1, 2008, through June 30, 2009, is zero.

        6.  Pension Benefits.   The Agreements provide for an additional three years of age and service to be added (without affecting the life expectancy) in calculating each NEO’s pension benefit in the event of a Change-in-Control. The following table shows the amount due to each of the NEOs if termination due to Change-in-Control were to occur on June 30, 2008.

Lacy	Griffin	Karpowicz	Zieser

$5,798,045	$2,274,533	$1,349,260	$2,050,977

7.  Continuation of Benefits and Perquisites.  The Agreements provide that the NEO and his eligible dependents shall continue, to the extent permitted by law, to be covered by all NEO services, programs, perquisites, and insurance plans or programs in effect in which the NEO participates immediately prior to the time of the Change-in-Control, for a period of 36 months after the NEO’s date of termination. The following table shows the present value cost to the Company for each of the NEOs for each of the benefits and perquisites if such termination had occurred as of June 30, 2008.

Perquisite/Benefit	Lacy	Griffin	Karpowicz	Zieser

Matching contribution to tax-qualified defined contribution plan	$26,489	$26,489	$26,489	$26,489
Continuation of medical and dental insurance for 36 months	36,616	47,227	34,934	40,773
Continuation of group and NEO supplemental life insurance for 36 months	8,049	3,872	2,312	3,936
Continuation of short-term, long-term and NEO long-term disability for 36 months (1)	28,000	5,784	21,008	15,526
Continuation of professional fees reimbursement for 36 months (calculated at maximum)	27,237	27,237	27,237	27,237
Continuation of club dues and auto allowance for 36 months	52,836	43,960	54,129	49,027

(1)	The Company self-insures for short-term disability for all employees. The plan limits the payout to 60% of eligible pay up to $15,000 per month for five months or a maximum payout of $75,000. Because no premium is paid, the present value assigned is $0.

8.  Gross-up Payments.  The Agreements provide that the Company will provide to the NEO a “gross-up” payment to cover any excise taxes incurred under Section 4999 of the Internal Revenue Code, including all other income-related taxes. Under those circumstances, each NEO would be entitled to receive the following amounts if a termination due to a Change-in-Control had occurred on June 30, 2008.

Lacy	Griffin	Karpowicz	Zieser

$6,474,681	$3,201,967	$3,175,758	$2,777,155

9.  Immediate Vesting of All Restricted Stock, Stock Options, and Performance-Based Awards.  Upon termination due to a Change-in-Control, all restricted stock and stock options shall vest immediately and all performance awards shall be paid or delivered as if the performance goals had been fully achieved. Settlement of such awards as of June 30, 2008, would have resulted in payments of the following amounts:

Equity	Lacy	Griffin	Karpowicz	Zieser

Restricted Stock and RSUs	$894,360	$1,244,930	$1,518,918	$411,818
Options	46,035	0	0	6,825

Execution of a release of claims is not a prerequisite to the receipt of payments under the Agreements. The Agreements do not include noncompete, nonsolicit, nondisparagement, or confidentiality provisions. The NEO is under no obligation to seek other employment nor shall any compensation earned by the NEO reduce the amount of any payment provided for under the Agreements.

Director Compensation

Employee directors receive no additional compensation for Board service. The annual retainer for non-employee directors was increased from $40,000 to $60,000 effective April 1, 2008. Committee chairs receive an additional annual retainer of $10,000. Upon election to the Board, each new non-employee director chooses to receive either 1,200 shares of restricted stock which vest on the fifth anniversary of the date of the grant or 1,200 common stock equivalents which, although fully vested, are paid out as common stock on a one-for-one basis only upon the director’s resignation or retirement from the Board. Non-employee directors have the opportunity to receive all or 50% of the annual retainer (including the committee chair retainer) in either restricted stock or common stock equivalents having a value equal to

105% of the amount of the annual retainer converted. During fiscal 2008, five of ten non-employee directors elected to receive all or 50% of their retainer in the form of restricted stock or common stock equivalents. Fees paid in equity are awarded on the date of the Annual Meeting. Cash fees are paid in quarterly installments in advance. The Company also reimburses directors for out-of-pocket expenses related to attendance at Board and committee meetings.

As additional compensation and a further encouragement of director ownership of the Company’s stock, each non-employee director annually receives, on the day after the Annual Meeting of Shareholders, an option to purchase 6,000 shares of Company common stock at an exercise price equal to the closing price on the date of the grant. The options become exercisable one-third per year over a three-year period beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

Director Compensation for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (8)	Option Awards ($) (2) (8)	All Other Compensation ($)	Total ($)

Baum	60,000	0	91,960	0	151,960
Coleman (3)(4)	10,000	42,031	92,036	0	144,067
Craigie (3)(4)	10,000	42,031	72,121	0	124,152
Drewes (3)(5)	10,000	93,304	35,432	0	138,736
Frazier	60,000	0	92,036	0	152,036
Henry	50,000	0	92,036	0	142,036
Johnson (3)(4)	22,500	52,524	92,036	0	167,060
Kerr (6)	50,000	0	72,121	340,785	462,906
Lee	10,000	0	0	0	10,000
Londoner (3)(5)	10,000	42,031	91,960	0	143,991
Marineau	60,000	0	92,036	0	152,036
Peebler	0	0	0	0	0
Tallett (7)	0	0	0	0	0

(1)	Stock awards (including common stock equivalents) reported are valued at the compensation cost recognized over the requisite service period as defined in SFAS 123R. The values reported include costs recognized for awards granted in previous fiscal years and the fiscal year covered by the current disclosure.
(2)	The value of option awards reported in this column represents the compensation cost recognized over the requisite service period as defined in SFAS 123R. The values reported include costs recognized for awards granted in previous fiscal years and the fiscal year covered by the current disclosure.
(3)	Directors Coleman, Craigie, Drewes, Johnson, and Londoner chose to receive 105% of their retainers in the form of equity with the exception of the increase in the annual retainer which was paid in quarterly cash installments to all non-employee directors.
(4)	Directors Coleman, Craigie, and Johnson chose to receive 105% of their respective retainers in the form of common stock equivalents which were awarded at the market price on the date of grant and are paid out as common stock on a one-for-one basis upon the director’s resignation or retirement from the Board. The grant date value of the awards to Dr. Coleman and Mr. Craigie was $42,031 each. The grant date value of Mr. Johnson’s award was $52,524. Dividends on common stock equivalents are reinvested. The values shown in the table above are the compensation cost recognized over the requisite service period as defined in SFAS 123R.
(5)	Directors Drewes and Londoner elected to receive 105% of their respective retainers for fiscal 2008 in the form of restricted stock which was awarded at the market price on the date of grant and will vest on the fifth anniversary of the grant date. The grant date value of the awards was $42,031 each. Dividends are paid on restricted stock at the same rate as for the Company’s common stock. The values shown in the table above are the compensation cost recognized over the requisite service period for stock awards as defined in SFAS 123R.
(6)	Under the terms of the Consulting Agreement dated May 11, 2004, between the Company and Mr. Kerr, Mr. Kerr received consulting fees of $300,000 and the continuation of perquisites he received during his tenure as Chair and CEO. In fiscal 2008 the perquisites received by Mr. Kerr included professional fee reimbursements, insurance premiums for his dental, life, Medicare supplement, prescription drug plan, plus health and dental insurance for his spouse. The options shown in the outstanding equity awards table below include 995,000 options which were awarded to Mr. Kerr during his tenure as an executive officer of the Company.

(7)	Ms. Tallett joined the Board in August 2008 and therefore received no compensation, cash, or equity in fiscal 2008.
(8)	As of June 30, 2008, each director held outstanding equity awards as shown in the table below.
Name	Options	Restricted Stock	SEUs

Baum	60,000	976	9,399
Coleman	48,000	0	4,136
Craigie	12,000	0	2,767
Drewes	6,000	2,273	0
Frazier	30,000	1,200	0
Henry	26,000	0	1,587
Johnson	60,000	0	12,508
Kerr	1,007,000	0	1,238
Lee	0	0	0
Londoner	42,000	3,987	0
Marineau	60,000	2,962	2,032
Peebler	30,000	0	0
Tallett	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under regulations of the SEC, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company’s shares listed in the table (excluding stock options that are presently exercisable or will become exercisable prior to October 30, 2008), after elimination of such duplication is 12,667,751 shares of common stock (approximately 35% of the outstanding common stock) and 8,580,592 shares of class B common stock (approximately 94% of the outstanding class B common stock).

Set forth below is information as of August 31, 2008, concerning security ownership by each person who is known to management to be the beneficial owner of more than 5% of any class of the Company’s voting securities and security ownership by management.

	Common Stock Owned			Class B Common Stock Owned (1)

Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class

a. Beneficial owners of more than 5%
Katherine C. Meredith (3) c/o Marilyn Dillivan 1716 Locust Street Des Moines, IA 50309-3023	19,200	92,412	11.47	4,484,144	92,412	49.85
E. T. Meredith, IV (3) c/o Marilyn Dillivan 1716 Locust Street Des Moines, IA 50309-3023	0	92,412	6.05	1,546,545	692,412	24.39
D. Mell Meredith Frazier, Director (3)(5)(11) 1716 Locust Street Des Moines, IA 50309-3023	20,232	92,412	5.91	1,467,866	692,412	23.53
Anna K. Meredith Endowment Trust (6) 665 Locust Street Des Moines, IA 50304	0	0	1.63	0	600,000	6.53
Select Equity Group, Select Offshore Advisors, LLC, and George S. Loening (7) 380 Lafayette Street, 6th floor New York, NY 10003	5,618,742	0	15.17	0	0	0

	Common Stock Owned			Class B Common Stock Owned (1)

Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class

T. Rowe Price Associates, Inc. (8) 100 E Pratt Street Baltimore, MD 21202	4,192,563	0	11.30	0	0	0
The Vanguard Group, Inc. (9) 100 Vanguard Blvd. Malvern, PA 19355	2,089,650	0	5.47	0	0	0
b. Directors, not listed above, including nominees and named executive officers

Herbert M. Baum, Director (10)(11)	80,290	0	*	0	0	0
Mary Sue Coleman, Director (10)(11)	42,482	0	*	0	0	0
James R. Craigie, Director (10)(11)	6,767	0	*	0	0	0
Alfred H. Drewes, Director	2,273	0	*	0	0	0
John H. Griffin, Jr., President-Publishing Group (5)(13)(14)(15)	143,546	0	*	0	0	0
Frederick B. Henry, Director (3)(10)(11)	47,587	128,144	1.54	0	389,625	**
Joel W. Johnson, Director (10)(11)	67,622	0	*	0	0	0
Paul A. Karpowicz, President- Broadcasting Group (4)(13)(14)(15)	109,625	5,876	*	0	0	0
William T. Kerr, Board Chair, Director (4)(10) (11)(12)	1,051,112	917	2.82	0	0	0
Stephen M. Lacy, Director, President and Chief Executive Officer, Acting CFO (4)(5)(13)(14)	598,224	2,600	1.63	0	0	0
David J. Londoner, Director (4)(11)	61,065	5,000	*	0	0	0
Philip A. Marineau, Director (10)(11)	55,044	0	*	0	0	0
Suku V. Radia, VP-Chief Financial Officer (5) (14)(15)	15,657	0	*	0	0	0
Elizabeth E. Tallett, Director (10)	1,200	0	*	0	0	0
John S. Zieser, Chief Development Officer, General Counsel & Secretary (4)(5)(13)(14)(15)	288,565	1,856	*	0	0	0
c. All directors and executive officers as a group (3)(4)(5)(6)(10)(11)(12)(13) (14)(15)(16) [16 persons]	2,591,291	236,805	11.90	1,467,866	1,082,037	27.77

*	Less than 1%
**	4.24%
(1)	Class B common stock is not transferable except to members of the family of the holder and certain other related entities. Class B common stock, however, is convertible share for share at any time into fully transferable common stock without the payment of any consideration.
(2)	Shares listed in the table under “Common Stock Owned” do not include shares of common stock deemed to be owned by the shareholder as a result of the shareholder’s ownership of class B common stock which is convertible share for share into common stock. However, the calculation of “% of Class” includes such shares deemed to be owned. If such shares were not included in the calculations, the common stock ownership percentages would be: Katherine C. Meredith, less than 1%; E. T. Meredith, IV, less than 1%; D. Mell Meredith Frazier, less than 1%; Anna K. Meredith Endowment Trust, 0%; Frederick B. Henry, less than 1%; the other individuals’ ownership percentages would be unchanged and the ownership percentage in (c) All directors and executive officers as a group would be 5.24%.
(3)	Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named shareholder of beneficial ownership of these shares for any other purpose.
(4)	Includes shares beneficially owned by spouses and relatives living in the same home with the named individuals and/or shares owned by family partnerships.
(5)	Includes shares held by Principal Trust Company, as trustee under the Meredith 401(k) Plan for the benefit of certain participants, which shares are voted by the trustee at the direction of individual plan participants.
(6)	This is a charitable trust. Bankers Trust Company, Trustee, has sole voting power while the Endowment Board, composed of Bankers Trust Company; D. Mell Meredith Frazier; E. T. Meredith, IV; Quentin G. Heisler, Jr.; and John D. Bloodgood, has dispositive power over the shares, acting by majority vote.

(7)	Information as of July 10, 2008, based on Schedule 13G/A filed with the SEC.
(8)	Information as of April 20, 2008, based on Schedule 13G filed with the SEC.
(9)	Information as of December 31, 2007, based on Schedule 13G filed with the SEC.
(10)	Includes common stock equivalents held by non-employee directors under the 2002 Plan as follows (rounded up to the nearest whole number): Johnson, 12,508; Baum, 9,399; Coleman, 4,136; Craigie, 2,767; Marineau, 2,032; Henry, 1,587; Kerr, 1,238; and Tallett, 1,200, for an aggregate total of 34,867 units.
(11)	Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following August 31, 2008, by non-employee directors under the 2002 Plan as follows: Baum, Johnson, Marineau, 48,000 each; Coleman, 36,000; Londoner, 30,000; Frazier, 18,000; Henry, 14,000; Craigie and Kerr, 2,000 each.
(12)	Includes 995,000 shares which are subject to presently exercisable stock options awarded to Kerr during his tenure as an executive officer under the Company’s Stock Incentive Plans.
(13)	Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following August 31, 2008, by executive officers under the Company’s Stock Incentive Plans as follows: Lacy, 493,333; Zieser, 239,500; Griffin, 66,667; and Karpowicz, 40,000, for an aggregate total of 839,500.
(14)	Includes common stock equivalents and RSUs held by executive officers under the Company’s Stock Incentive Plans as follows (rounded to the nearest whole number): Lacy, 56,353; Zieser, 17,309; Karpowicz, 15,000; Griffin, 13,451; and Radia, 5,950, for an aggregate total of 108,063.
(15)	Includes shares held by Smith Barney Stock Plan Services, as trustee under the Meredith Corporation ESPP for the benefit of certain officers, which shares are voted by the trustee at the direction of the individual plan participants.
(16)	Includes 2,080,500 shares which are subject to presently exercisable stock options or options exercisable within 60 days following August 31, 2008, by the directors and officers as a group.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Pre-approval Policy

The Audit Committee has adopted policies and procedures for the approval and pre-approval of the audit, audit-related, tax, and all other services performed by the independent auditor, also referred to as the independent registered public accounting firm, in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee pre-approved all audit, audit-related and permitted non-audit services by KPMG LLP (“KPMG”) in fiscal 2008.

Service Fees Paid to Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal year ended June 30, 2008, was KPMG. Representatives of KPMG are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table sets forth information regarding fees for professional services rendered by KPMG with respect to fiscal 2008 and 2007.

	2008	2007

Audit Fees (1)	$785,800	$773,000
Audit-Related Fees (2)	22,900	84,250
Tax Fees (3)	38,284	7,860
All Other Fees (4)	2,400	2,400

Total Fees	$849,384	$867,510

(1)	Represents fees for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2008, and June 30, 2007, and the review of the Company’s quarterly financial statements during such fiscal years.

(2)	Consists of the fees for audits of financial statements of certain employee benefit plans and assistance in the interpretation and implementation of accounting standards and regulations.
(3)	Consists of fees for tax services provided to the Company, including principally the review of tax returns and interpretive advice concerning tax laws.
(4)	Consists of fees for access to KPMG’s Internet Accounting Research website in fiscal 2008 and 2007.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by KPMG during the Company’s most recent fiscal year are compatible with maintaining the independence of such registered public accounting firm.

Report of the Audit Committee

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company’s financial reporting process through periodic meetings with the Company’s independent auditor, also referred to as the independent registered public accounting firm, internal auditors, and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2008 Annual Report to Shareholders. Management has confirmed to us that such financial statements:

        1.  Have been prepared with integrity and objectivity and are the responsibility of management; and

        2.  Have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with KPMG the matters required to be discussed by SAS 114 (Communications with Audit Committee). SAS 114 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of its audit of the Company’s financial statements, including with respect to:

        1.  Their responsibility under generally accepted auditing standards;

        2.  Significant accounting policies;

        3.  Management judgment and estimates;

        4.  Any significant audit adjustments;

        5.  Any disagreements with management; and

        6.  Any difficulties encountered in performing the audit.

We have received from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG and the Company that, in its professional judgment, may reasonably be thought to bear upon independence. KPMG has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based upon the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2008 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee also reviewed management’s process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, KPMG audited management’s assessment of internal control over financial reporting and has issued a report thereon dated August 22, 2008. In that report KPMG states that in its opinion, the Company maintained effective control over financial reporting as of June 30, 2008.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving our recommendation to the Board of Directors, we have relied on:

        1.  Management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States; and

        2.  The report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee
Philip A. Marineau, Chair
Mary Sue Coleman
James R. Craigie
Alfred H. Drewes
David J. Londoner

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. Services provided to the Company and its subsidiaries by KPMG in fiscal year 2008 are described under “Service Fees Paid to Independent Registered Public Accounting Firm.”

We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate governance.

Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will have the same effect as a vote “Against” the proposal.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “For” ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2009.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

PROPOSAL 3 – AMENDMENT TO THE MEREDITH CORPORATION
EMPLOYEE STOCK PURCHASE PLAN OF 2002

The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, the Meredith Corporation Employee Stock Purchase Plan of 2002 (the “ESPP”), was initially adopted in 2002 and authorized the sale to employees of up to an aggregate of 500,000 shares of common stock issued under the Plan.

The Board of Directors has approved, subject to shareholder approval, amending the Plan to increase the aggregate number of shares of common stock available for sale to employees by an additional 500,000 shares.

As of the quarter ended June 30, 2008, the Company had issued and employees had purchased approximately 375,000 shares of the 500,000 total shares authorized to date under the Plan. The Company estimates that an additional 40,000 shares will be issued and purchased for the quarter ending September 30, 2008. Accordingly, there is the possibility that, without this amendment, there would be insufficient authorized shares for all issuances before the 2009 Annual Meeting. The Company believes that the additional authorized shares will be sufficient for purchases under the Plan for approximately five more years.

A summary of the principal features of the Plan as administered in the U.S. is provided below, but is qualified in its entirety by reference to the full text of the Plan that was filed electronically with this Proxy Statement with the SEC. Such text is not included in the printed version of this Proxy Statement. A copy of the Plan is available from the Company’s Secretary at the address on the cover of this document.

Administration and Eligibility

The Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to make rules and regulations governing the administration of the ESPP and to interpret the ESPP.

Substantially all regular employees of the Company and designated subsidiaries are eligible to participate in the ESPP, except that employees whose customary employment is 20 hours or less per week may be excluded at the discretion of the committee. As of June 30, 2008, 3,287 employees were eligible to participate and 971 employees actually participated in the ESPP.

Participation and Terms

An eligible employee may elect to participate in the ESPP as of any enrollment date. Enrollment dates occur on the first day of each offering period which is currently set as a calendar quarter. To participate in the ESPP, an employee must complete an enrollment and payroll deduction authorization form, which indicates the amounts to be deducted from his or her salary and applied to the purchase of the shares on the Share Purchase Date (as hereinafter defined). The payroll deduction must be within limits set by the committee.

A payroll deduction account is established for each participating employee by the Company and all payroll deductions made on behalf of each employee (on an after-tax basis) are credited to each such employee’s respective payroll deduction account. No interest will be credited to a participant for amounts credited to that account. On the last trading day of each offering period (the “Share Purchase Date”), the amount credited to each participating employee’s payroll deduction account is applied to purchase as many shares as may be purchased with such amount at the applicable purchase price. However, no more than $25,000 in market value of shares (determined as of the first day of each offering period) may be purchased by a participant during any calendar year.

The purchase price for the shares will not be less than the lesser of 85% of the closing price of shares of common stock as reported on the NYSE (i) on the first trading day of the applicable offering period or (ii) on the Share Purchase Date. Employees may purchase shares through the ESPP only by payroll deductions.

Amendment and Termination

The Board of Directors of the Company or the committee may amend the ESPP at any time, provided that if shareholder approval is required for the ESPP to continue to comply with the requirements of SEC Regulation Section 240.16b-3 or Section 423 of the Internal Revenue Code (the “Code”), such amendment shall not be effective unless approved by the Company’s shareholders within 12 months after the date of its adoption by the Board of Directors or the committee. The ESPP may be terminated by the Board of Directors or the committee at any time.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code. As a result, an employee participant will pay no federal income tax upon enrolling in the ESPP or upon purchase of the shares. A participant may recognize gain or loss upon the sale or other disposition of shares purchased under the ESPP, the amount and character of which will depend on whether the shares are held for two years from the first day of the offering period in which they were purchased.

        1.  If the participant sells or otherwise disposes of the shares within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the shares on the date of purchase over the purchase price. The Company will be entitled to a tax deduction for the same amount.

        2.  If the participant sells or otherwise disposes of the shares after holding the shares for the two-year period, the participant will recognize ordinary income at the time in an amount equal to the lesser of (i) 15% of the market price of the shares on the first day of the offering period, or (ii) the excess of the market price of the shares at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to shares purchased under the ESPP if the shares are held for the requisite two-year period.

        3.  In addition, at the time of disposition of the shares, the employee may also recognize capital gain or loss, either short-term or long-term, depending on how long the employee held the shares.

Other Information

On August 29, 2008, the closing price of the common stock was $28.38.

The design of the ESPP does result in a financial statement expense under applicable accounting guidance (FAS 123R). However, the ESPP allows the Company to provide an efficient vehicle for all eligible employees to acquire Meredith Corporation shares on a regular basis. See Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for additional information related to share-based compensation expense.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “For” amending the ESPP. Unless otherwise indicated on your proxy, the shares will be voted “For” amending the ESPP.

Equity Compensation Plans

The following table sets forth information with respect to the Company’s common stock that may be issued under all equity compensation plans of the Company in existence as of June 30, 2008. All of the equity compensation plans for which information is included in the following table have been approved by shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	4,687,711	$44.60	3,101,658
Equity compensation plans not approved by shareholders	None	N/A	None
Total	4,687,711	$44.60	3,101,658

PROPOSAL 4 – SHAREHOLDER PROPOSALS REQUESTING A
SUSTAINABLE PAPER PURCHASING REPORT

We have received an identical proposal from two shareholders requesting a sustainable paper purchasing report. We will provide the name, address, and the number of shares of common stock held by these shareholders upon oral or written request to Secretary of the Company, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023, telephone: (515) 284-3000.

In accordance with the applicable rules of the SEC, we have set forth the shareholders’ proposal below:

____________

Sustainable Paper Purchasing Report

As a leading magazine and book publisher, Meredith Corporation is a large consumer of paper products. Forests, which provide the raw material for Meredith’s products, are rapidly declining at a rate of 55 football fields per minute according to the United Nations and only 20% of the world’s original forests remain undisturbed.

The paper supply chain, from logging to disposal, is a large contributor to greenhouse gas emissions. Forests store the equivalent of 175 years of global fossil fuel emissions and forest loss is responsible for 20-25% of total carbon dioxide (CO2) emissions globally. Paper production emits the fourth-highest level of CO2 among manufacturers. Paper comprises nearly 40% of the material in landfills and its decomposition produces methane—a greenhouse gas with 21 times the heat trapping power of CO2.

The Intergovernmental Panel on Climate Change (IPCC), the leading international network of climate scientists, has concluded that global warming is “unequivocal.” The Stern Review on the Economics of Climate Change states greenhouse gas emissions from deforestation are greater than emissions from the global transportation sector, concluding that “Action to preserve the remaining areas of natural forest is needed urgently.”

Our company can reduce its impact on global warming by increasing the use of recycled paper and purchasing paper produced from sustainably managed forests. By purchasing paper certified by the Forest Stewardship Council (FSC), our company can ensure its paper is from sustainably managed forests. FSC is the only independent certification system in the world accepted by the conservation, aboriginal and business communities. FSC is the world’s largest and fastest growing certification system, by hectares.

Many magazine and book publishers, including Scholastic Inc., Simon & Schuster, Random House, Hachette Livre UK, and Time Inc., are establishing and implementing paper procurement policies to address these issues. By 2012, both Scholastic and Simon & Schuster plan to purchase paper containing 25% recycled fiber and Scholastic plans that 30% of its paper purchases will be FSC-certified. Both companies are eliminating paper containing fiber sourced from endangered forests. Sixty-nine percent of the paper used in Time Inc.’s publications contains wood from certified sources including FSC-certified wood and the company has a sustainable paper purchasing policy with goals of increasing the use of recycled and certified fiber.

Our company uses recycled content in one publication and has made some progress on certified sourcing, but has not established a sustainable paper purchasing policy with stated goals and lags behind its competitors.

RESOLVED:    Shareholders request the Board to prepare a report, at reasonable cost and omitting proprietary information, by April 30, 2009, assessing options for increasing the use of postconsumer recycled fiber and FSC-certified fiber as a means to reduce our company’s impact on greenhouse gas emissions.

Supporting Statement:

The study should discuss the Company’s goals and timeframes with respect to:

•	Increasing the use of recycled fiber as a means to reduce reliance on virgin materials;
•	Increasing the use of FSC-certified fiber; and
•	Estimating avoided greenhouse gas emissions from these activities.

____________

Board of Directors’ Statement in Opposition

The Board of Directors recommends voting against this proposal. Meredith Corporation is proud of its ongoing environmental stewardship, particularly in regard to paper usage. While the Board and our senior management team appreciate the general concerns raised by the shareholders’ proposal, we already have in place programs to increase our use of paper from sustainably managed forests and to otherwise evaluate on an ongoing basis our products and practices. For the reasons set forth below, we do not believe that shareholders would benefit by having the Company spend thousands of dollars preparing a sustainable paper purchasing report on issues we have addressed internally and are actively working to resolve. A sustainable paper purchasing report as requested by the proposal’s proponents would be costly, time consuming, and largely duplicative of the efforts of our senior management and our environmental sustainability task force.

As a large consumer of paper, our Company is a proponent of forest sustainability and our procurement practices align with or exceed those of our magazine publishing peers. Approximately 60% of the paper produced by our suppliers comes from third-party certified forests, which means the landowner is independently audited for compliance with a standard that comprises strict sustainable forest management principles. Almost 100% of our paper is supplied by mills with third-party chain of custody certification, which means the fibers used to create the paper can be traced throughout the production cycle back to the original forest that produced it. These forests must be managed under specific sustainability guidelines to ensure that the trees were harvested properly.

As a responsible corporate citizen, we have inquired about our paper suppliers’ practices and have been informed that they use biofuels as much as possible. Our suppliers also use co-generation boilers that burn biofuels and produce steam used for energy. About half the energy used by our paper suppliers to manufacture their products comes from renewable biofuels.

Our management and operations personnel have assessed the same facts and issues raised in the shareholders’ proposal and have pursued other courses of action congruent with our needs and environmental concerns. For example, we have reduced basis weights for our magazines, which results in annual savings of approximately six million pounds of paper. In addition, nearly all of our magazines are now short cut-off (10.5 vs. 11 inches), which saves 4.4% of total paper used. The use of lighter paper makes our magazines easier to deliver, reducing greenhouse gases in the delivery process. We also encourage and require (where we can) recycling of our magazines in order to increase the supply of recycled fiber.

It should also be noted that the Company currently is reviewing responses to a Request For Proposal (RFP) it issued for paper purchases. In its RFP, the Company specifically asked potential suppliers to include proposals for increased use of FSC-certified and recycled fibers.

We also appreciate the need for companies to set targets related to the environment and we are currently in the process of defining our environmental goals and practices. We have taken a proactive environmental stance in many areas including paper and print purchasing, direct mail reduction, facilities management, newsstand distribution and more. Our senior management has created an environmental sustainability task force that is currently seeking enhancements to our current operations and evaluating specific targets for progress. Our approach to the issues raised in the shareholders’ proposal has been forward-looking and has encompassed a different perspective, one that is specific to our business. For example, we have concerns about the processing required to produce recycled paper with the quality and strength necessary for the photo and color reproduction that our magazines require. In fact, to produce the quality of paper needed for magazines, the processing requirements for recycled fibers appear to practically contradict the environmental benefit of using recycled material. While management supports the use of recycled paper where it makes sense environmentally and economically, its use in the magazine publishing process does not always make sense. We have learned that recycled fiber, which remains in short supply, may be more effectively used as newsprint or book publishing and tissue paper or other consumer applications from a sustainability perspective.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that shareholders vote against the adoption of this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act requires that certain of the Company’s officers and directors and persons who own more than 10% of the Company’s outstanding stock file reports of ownership and changes in ownership with the SEC and NYSE. To the Company’s knowledge, based solely upon a review of copies of forms submitted to the Company during and with respect to the most recent fiscal year and on written representations from the Company’s directors and officers, all Section 16(a) filing requirements were complied with during the fiscal year ended June 30, 2008.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established written policies and procedures (“Related Person Transaction Policy” or the “Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving Meredith and its subsidiaries and Related Persons (as defined below). This Policy supplements the Company’s other conflict of interest policies set forth in the Company’s Code of Business Conduct and Ethics and its other internal procedures. A summary description of the Related Person Transaction Policy is set forth below.

The objective of the Board in adopting this Policy is to assure that transactions between the Company and its subsidiaries and these persons are conducted in a manner that is fair to the Company and its shareholders and result in terms that are no more or less favorable to the Company than transactions between it and unaffiliated persons negotiating on an arm’s-length basis.

For purposes of the Policy, a Related Person includes the Company’s directors, director nominees, and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of the Company’s voting securities (“5% Holder”), and members of their respective Immediate Family (as defined in the Policy).

The Policy provides that any proposed Transaction is to be promptly reported to the Company’s General Counsel and Chief Financial Officer. The Chief Financial Officer will assist in gathering information about the Transaction and present the information to the Audit Committee which is responsible for reviewing the Transaction. The Audit Committee will determine if the Transaction is a Related Person Transaction and approve, ratify, or reject the Related Person Transaction. In approving, ratifying, or rejecting a Related Person Transaction, the committee will consider such information as it deems important to conclude if the Transaction is fair to the Company.

The Company had no Related Person Transactions in fiscal 2008, except for the following:

On March 17, 2008, the Company issued 9,874.03 shares of common stock to Suku Radia, former Vice President-Chief Financial Officer, who resigned on March 13, 2008, in conversion of an equal number of common stock equivalents held by Mr. Radia. Mr. Radia immediately sold the shares to the Company at the average of the day’s high and low trading prices ($38.70) for a total consideration of $229,274.97, net of taxes. The Audit Committee determined that this transaction was fair to the Company.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2008 Annual Report to Shareholders is being distributed with this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, may be obtained without charge upon written or oral request to Meredith Corporation, Attention: John S. Zieser, Secretary, 1716 Locust Street, Des Moines, Iowa 50309-3023, (515) 284-2786. Our Annual Report on Form 10-K is also available free of charge on www.meredith.com, along with our quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year a number of brokers with account holders who are the Company’s shareholders may be householding the Company’s proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from a shareholder’s broker that it will be householding communications to a shareholder’s address, householding will continue until a shareholder is notified otherwise or until a shareholder revokes his or her consent. If, at any time, a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, the shareholder should notify his or her broker directly or direct his or her written request to: Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

How to Receive Future Proxy Statements and Annual Reports Online

To ensure you receive future Meredith Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail, registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information either by phone at (877) 847-4696 or via Internet at www.idelivercommunications.com/proxy/mdp.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future Proxy Statements and Annual Reports become available, you will receive an e-mail notice instructing you how to access them over the Internet.

SUBMITTING SHAREHOLDER PROPOSALS

Any shareholder wishing to include a proposal in the Company’s Proxy Statement and form of proxy for the 2009 Annual Meeting of Shareholders must submit the proposal so that it is received by the Company no later than May 28, 2009. The proposal should be addressed to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

Pursuant to the Company’s Bylaws, any shareholder wishing to bring a proposal before the 2009 Annual Meeting of Shareholders (but whose proposal will not be included in the Company’s Proxy Statement), must deliver written notice of such proposal in accordance with the requirements of the Bylaws to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. For 2009, such proposal must be received not earlier than the close of business on July 8, 2009, and not later than the close of business on August 7, 2009, and otherwise comply with the requirements of the Bylaws. If the date of the 2009 meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2008 Annual Meeting, different deadlines will apply.

Pursuant to the Company’s Bylaws, any shareholder wishing to propose a nominee for the Board of Directors must deliver written notice of such proposed nominee to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. For 2009, written notice of such proposed nominee must be received not earlier than the close of business on July 8, 2009, and not later than the close of business on August 7, 2009, and otherwise comply with the requirements of the Bylaws. If the date of the 2009 Annual Meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2008 Annual Meeting, different deadlines will apply.

APPENDIX A

Explanatory Note: The Meredith Corporation Employee Stock Purchase Plan of 2002, as amended by the Meredith Corporation Board of Directors on August 13, 2008, subject to shareholder approval, is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the Proxy Statement.

MEREDITH CORPORATION
EMPLOYEE STOCK PURCHASE PLAN OF 2002

        1.  Purpose.  Meredith Corporation, an Iowa corporation (the “Company”), hereby adopts the Meredith Corporation Employee Stock Purchase Plan of 2002 (the “Plan”). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of the common stock, $1.00 par value per share, of the Company (the “Common Stock”) at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.

        2.  Shares Subject to Plan.  An aggregate of 1,000,000 shares of Common Stock (the “Shares”) may be sold pursuant to the Plan (comprised of 500,000 shares authorized in 2002 and 500,000 shares authorized in 2008). Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the total number of Shares available for sale under the Plan and the number of Shares offered to each eligible employee pursuant to Section 8 shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

        3.  Administration.  The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation/Nominating Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation § 240.16b-3 or any successor regulation (“Rule 16b-3”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any rights granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. The Committee may delegate its responsibilities for administering the Plan to any one or more persons as the Committee deems necessary or appropriate; provided, however, that the Committee may not delegate its responsibilities under this Plan to the extent such delegation would cause the Plan to fail to satisfy the administration requirements as defined in Rule 16b-3.

        4.  Eligibility.  All regular employees of the Company and of each qualified subsidiary of the Company, which may be so designated by the Committee, other than, in the discretion of the Committee, employees whose customary employment is less than 20 hours per week shall be eligible to participate in the Plan. For the purposes of this Plan, the term “employee” means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but excluding (a) any independent contractor; (b) any consultant, (c) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary; or (d) any individual performing services for the Company or a qualified subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a qualified subsidiary enters into for services. The term “qualified subsidiary” means any corporation in which fifty percent (50%) or more of the voting power is, at the time, directly or indirectly controlled by the Company or by one or more subsidiaries and which is designated for participation by the Committee. Unless the Committee determines otherwise, employees of any domestic subsidiary that meets the definition of a “qualified subsidiary” shall be eligible to participate in the Plan. Employees of any foreign subsidiary that meets the definition of a “qualified subsidiary” shall not be eligible to participate in the Plan unless the Committee determines otherwise.

        5.  Participation.  An eligible employee may elect to participate in the Plan as of any “Enrollment Date.” Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization to the Company’s designee prior to such Enrollment Date. A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization to the Company’s designee. The Committee has the authority to impose percentage, dollar or any other limitations on the amounts employees may authorize for deduction or deduct from payroll in any Offering Period. Except as otherwise provided in paragraph 7 for withdrawals from the Plan, an eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date.

        6.  Payroll Deduction Accounts.  The Company shall establish a “Payroll Deduction Account” for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account. The Payroll Deduction Account is established solely for accounting purposes, and all amounts credited to the Payroll Deduction Account shall remain part of the general assets of the Company. An eligible employee may not make any separate cash payment into a Payroll Deduction Account.

        7.  Withdrawals.  An employee may withdraw from the Plan at any time by completing and forwarding a written notice to the Company’s designee. As soon as practicable following the Company’s receipt of such notice, payroll deductions on behalf of the employee shall be discontinued, and all amounts credited to the employee’s Payroll Deduction Account shall be paid to the employee, without interest. A withdrawing employee may not again participate in the Plan until the next Enrollment Date.

        8.  Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on January 1, April 1, July 1, and October 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter to the last day of the respective three-month period or until terminated in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence on July 1, 2002 and continue to December 31, 2002. The Committee shall have the power to change the duration of Offering Periods with respect to subsequent offerings. As of the first day of each Offering Period, each eligible employee shall be offered the right to purchase up to 350 Shares or such other number as shall be determined by the Committee. Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares

        (a)  to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

        (b)  which would permit an employee’s rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

        9.  Purchase of Shares.

        (a)  Subject to the limitations established in paragraph 8, as of the last day of each Offering Period (a “Share Purchase Date”), the entire credit balance in each participating employee’s Payroll Deduction Account shall be used to purchase Shares (including fractional shares) of Common Stock at the Purchase Price determined under paragraph 9(b) unless the participating employee has filed an appropriate form with the Company’s designee in advance of that date (which elects to receive all of the credit balance in cash).

        (b)  The “Purchase Price” for Shares purchased under the Plan shall be not less than 85% of the lesser of the closing price of shares of Common Stock (i) on the first day of the Offering Period or (ii) on the last day of the Offering Period. For these purposes, the closing price shall be as reported on the New York Stock Exchange Composite Transactions list as reported in the Wall Street Journal, Midwest Edition. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

        (c)  Any amount remaining in an employee’s Payroll Deduction Account as of the relevant Share Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth in paragraph 8 hereof shall be refunded to the employee as soon as practicable.

        10.  Brokerage Accounts or Plan Share Accounts.  By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee’s brokerage or Plan share account (each, a “Plan Share Account”) in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee’s name jointly with a member of the employee’s family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with a member of the employee’s family, without right of survivorship.

        11.  Rights as Stockholder.  An employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date. An employee shall have no right to vote any fractional interest in a Share credited to his or her account. All dividends attributable to any Shares held in his or her Plan Share Account shall, in accordance with procedures to be adopted by the Company, be used for the purchase of additional shares of Common Stock at a price equal to the closing price of the stock on the New York Stock Exchange on the dividend payment date.

        12.  Certificates.  Certificates for Shares purchased under the Plan will not be issued automatically to the employee. However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee’s written request. The securities brokerage firm or the Company may make a reasonable charge for the issuance of such certificates. No certificates for fractional shares will be issued. Instead, employees will receive cash representing the value of any fractional shares.

        13.  Termination of Employment.  If a participating employee’s employment is terminated for any reason, including death, if an employee is granted a leave of absence of more than 90 days duration or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee’s Payroll Deduction Account shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof. Any amount remaining in the Payroll Deduction Account after the final Share Purchase Date shall be refunded to the employee as soon as practicable.

        14.  Rights Not Transferable.  Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee’s lifetime only by the employee.

        15.  Employment Rights.  Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary.

        16.  Application of Funds.  All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

        17.  Amendments and Termination.  The Board of Directors or the Committee may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Section 423 of the Internal Revenue Code. The Board of Directors or the

Committee may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for purchase, and any remaining amounts shall be promptly refunded to the participating employees.

        18.  Applicable Laws.  This Plan shall be governed by and construed in accordance with Iowa law, except for its conflicts of laws principles to the extent they might lead to the application of the laws of another jurisdiction. This Plan, and all rights granted hereunder, are intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

        19.  Expenses.  Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.

        20.  Stockholder Approval.  The Plan was adopted by the Board of Directors on May 8, 2002, and approved by stockholders at the Annual Meeting of Stockholders held on November 11, 2002. The amendment to increase the number of authorized shares by 500,000 was adopted by the Board of Directors on August 13, 2008, subject to stockholder approval. The amendment shall be null and void if stockholder approval is not obtained at the Annual Meeting of Stockholders to be held on November 5, 2008.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, November 5, 2008

10:00 A.M.

1716 Locust Street

Des Moines, Iowa 50309-3023

MEREDITH CORPORATION 1716 Locust Street Des Moines, Iowa 50309-3023	Common Stock	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MEREDITH CORPORATION

The undersigned hereby appoints WILLIAM T. KERR, STEPHEN M. LACY, and D. MELL MEREDITH FRAZIER, or any of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meredith Corporation to be held at 1716 Locust Street, Des Moines, Iowa 50309-3023 on Wednesday, November 5, 2008, at 10:00 A.M., local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment or postponement thereof, the shares represented by the proxies and voting instructions solicited thereby may be voted on such business in accordance with the best judgment of the proxy holders.

The tabulator cannot vote your shares unless you vote in accordance with the instructions provided.

REQUEST FOR VOTING INSTRUCTIONS

Meredith Corporation Employee Stock Purchase Plan of 2002 and

Meredith Savings and Investment Plan

Voting Instructions to Trustee of Meredith Corporation Employee Stock Purchase Plan of 2002

and to Trustee of Meredith Savings and Investment Plan

If you are a participant in the Meredith Corporation Employee Stock Purchase Plan of 2002 and/or the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan trustee(s) as to the voting of certain shares of Meredith Corporation common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted in the discretion of the trustee(s) and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

See reverse for voting instructions.

There are three ways to vote your proxy.	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 4, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions provided.

VOTE BY INTERNET — www.eproxy.com/mdp — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 4, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card, and return it in the postage-paid envelope we’ve provided or return it to Meredith Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and AGAINST Item 4.

1.	To elect four Class I directors for terms expiring in 2011, as provided in the Bylaws of the Company:

01 Alfred H. Drewes 02 David J. Londoner	03 Philip A. Marineau 04 Elizabeth E. Tallett	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2009;	☐ For	☐ Against	☐ Abstain
3.	To vote upon a proposed amendment to the Meredith Corporation Employee Stock Purchase Plan of 2002 to authorize an additional 500,000 shares for issuance and sale to employees;	☐ For	☐ Against	☐ Abstain
4.	To vote on shareholder proposals, if properly presented at the meeting.	☐ For	☐ Against	☐ Abstain

THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2008

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, November 5, 2008

10:00 A.M.

1716 Locust Street

Des Moines, Iowa 50309-3023

MEREDITH CORPORATION 1716 Locust Street Des Moines, Iowa 50309-3023	Class B Common Stock	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MEREDITH CORPORATION

The undersigned hereby appoints WILLIAM T. KERR, STEPHEN M. LACY, and D. MELL MEREDITH FRAZIER, or any of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meredith Corporation to be held at 1716 Locust Street, Des Moines, Iowa 50309-3023 on Wednesday, November 5, 2008, at 10:00 A.M., local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment or postponement thereof, the shares represented by the proxies and voting instructions solicited thereby may be voted on such business in accordance with the best judgment of the proxy holders.

The tabulator cannot vote your shares unless you vote in accordance with the instructions provided.

REQUEST FOR VOTING INSTRUCTIONS

Meredith Corporation Employee Stock Purchase Plan of 2002 and

Meredith Savings and Investment Plan

Voting Instructions to Trustee of Meredith Corporation Employee Stock Purchase Plan of 2002

and to Trustee of Meredith Savings and Investment Plan

If you are a participant in the Meredith Corporation Employee Stock Purchase Plan of 2002 and/or the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan trustee(s) as to the voting of certain shares of Meredith Corporation common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted in the discretion of the trustee(s) and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

See reverse for voting instructions.

There are three ways to vote your proxy.	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 4, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions provided.

VOTE BY INTERNET — www.eproxy.com/mdp — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 4, 2008.
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Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card, and return it in the postage-paid envelope we’ve provided or return it to Meredith Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and AGAINST Item 4.

1.	To elect four Class I directors for terms expiring in 2011, as provided in the Bylaws of the Company:

01 Alfred H. Drewes 02 David J. Londoner	03 Philip A. Marineau 04 Elizabeth E. Tallett	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2009;	☐ For	☐ Against	☐ Abstain
3.	To vote upon a proposed amendment to the Meredith Corporation Employee Stock Purchase Plan of 2002 to authorize an additional 500,000 shares for issuance and sale to employees;	☐ For	☐ Against	☐ Abstain
4.	To vote on shareholder proposals, if properly presented at the meeting.	☐ For	☐ Against	☐ Abstain

THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2008

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.